UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant    ☒    Filed by a party other than the registrant    ☐
Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

LaSalle Hotel Properties
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box.):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated, and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

(2)	Form, schedule, or registration statement no.:

(3)	Filing party:

(4)	Date filed:

LASALLE HOTEL PROPERTIES
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of LaSalle Hotel Properties (the “Company”) will be held on Wednesday, May 2, 2018 at 9:00 a.m., local time, at the Sofitel Washington, DC Lafayette Square, 806 15th Street NW, Washington, DC 20005, for the following purposes:

1.	to elect seven trustees of the Company to serve until the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.	to approve, by non-binding vote, executive compensation; and

4.
to approve an amendment to the Company’s bylaws to allow shareholders to amend the bylaws by a majority vote of the outstanding shares entitled to be cast on the matter pursuant to a proposal submitted by an eligible shareholder.

In addition, shareholders will consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof. Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.
The Board of Trustees has fixed the close of business on February 20, 2018 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company’s common shares of beneficial interest, par value $0.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.
Pursuant to rules promulgated by the Securities and Exchange Commission, the Company is providing access to its proxy materials over the Internet. On or about March 22, 2018, the Board of Trustees expects to mail the Company’s shareholders either (i) a copy of the Proxy Statement, the accompanying proxy card, the Annual Report and the Notice of Internet Availability of Proxy Materials (the “Notice”), which will indicate how to access the Company’s proxy materials on the Internet or (ii) the Notice only.
Whether or not you plan to attend the Annual Meeting, your vote is very important, and the Company encourages you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting will be contained in the proxy card or Notice that you receive. If you execute a proxy by telephone, over the Internet or by mailing in a proxy card, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Trustees

Kenneth G. Fuller
Secretary
Bethesda, Maryland
March 22, 2018

LASALLE HOTEL PROPERTIES
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of LaSalle Hotel Properties (the “Company”) for use at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Sofitel Washington, DC Lafayette Square, 806 15th Street NW, Washington, DC 20005, at 9:00 a.m. local time on Wednesday, May 2, 2018, and at any adjournments or postponements thereof. At the Annual Meeting, shareholders will be asked:

1.	to elect seven trustees of the Company to serve until the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.	to approve, by non-binding vote, executive compensation; and

4.
to approve an amendment to the Company’s bylaws to allow shareholders to amend the bylaws by a majority vote of the outstanding shares entitled to be cast on the matter pursuant to a proposal submitted by an eligible shareholder.

In addition, shareholders will consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials over the Internet. On or about March 22, 2018, the Board expects to mail the Company’s shareholders either (i) a copy of this Proxy Statement, including the Notice of Annual Meeting attached hereto, the accompanying proxy card, the Company’s Annual Report and the Notice of Internet Availability of Proxy Materials (the “Notice”) or (ii) the Notice only, each in connection with the solicitation of proxies by the Board for use at the Annual Meeting and any adjournments or postponements thereof. On the date of mailing, the Company’s proxy materials will be publicly available on the Internet according to the instructions provided in the Notice.
If you received the Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy over the Internet or by telephone. If you received the Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.
Record Date
The Board has fixed the close of business on February 20, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. As of the record date, there were 113,205,006 Common Shares outstanding and entitled to vote at the Annual Meeting. Holders of Common Shares outstanding as of the close of business on the record date will be entitled to one vote for each Common Share held by them.
Quorum Requirements
The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes,” or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, such as the election of trustees, are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
Special Note Regarding Shares Held in Broker Accounts
Important: Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, pursuant to New York Stock Exchange (“NYSE”) Rule 452, their shares will not be voted in connection with the election of trustees, the proposal on the Company’s executive compensation or the proposal on the amendment to the Company’s bylaws. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
Voting Procedures
Proposal 1 - Election of Trustees. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is required for the election of the seven nominees for trustee. For purposes of the election of trustees, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. The Company’s bylaws, however, provide that any nominee for trustee elected in an uncontested election at an annual meeting of shareholders must submit a written resignation offer to the Board within two weeks after the Company’s certification of the election results, if the nominee received a greater number of votes withheld from his or her election than votes for such election. The Nominating and Governance Committee (or a special committee of independent trustees) will then evaluate the best interests of the Company and its shareholders and recommend to the Board the action to be taken with respect to any tendered resignation. Any trustee tendering a resignation offer to the Board will not participate in the committee or Board consideration of whether to accept such resignation offer.
Proposal 2 - Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of the Company’s independent registered public accounting firm, which is considered a routine matter. For purposes of the vote on the ratification of the appointment of the Company’s independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote.
Proposal 3 - Advisory Vote on Executive Compensation. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required to approve, by non-binding vote, executive compensation. For purposes of the vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Although the advisory vote on proposal 3 is non-binding, as provided by law, the Board will review the results of the vote and will take it into account in making a determination concerning executive compensation.
Proposal 4 - Approval of an Amendment to the Company’s Bylaws. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required to approve the amendment to the Company’s bylaws to allow shareholders to amend the bylaws by a majority vote of the outstanding shares entitled to be cast on the matter pursuant to a proposal submitted by an eligible shareholder. For purposes of the vote on the amendment to the Company’s bylaws, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Shareholders of the Company are requested to direct their vote by telephone or the Internet as indicated in the Notice. Alternatively, shareholders may complete, sign, date and promptly return the proxy card that accompanied proxy materials that may have been mailed to the shareholder. Common Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted (other than by an institution subject to NYSE Rule 452) and no instructions are given, the proxy will be voted FOR the election of the seven nominees for trustees of the Company named in this Proxy Statement, FOR ratification of the Audit Committee’s appointment of the Company’s independent registered public accounting firm, FOR the approval of executive compensation and FOR the approval of the amendment to the Company’s bylaws. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
A shareholder of record may revoke a proxy at any time before such proxy has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, by submitting another proxy by telephone or via the Internet that is later dated or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. If you have shares held by a broker, you must obtain a written proxy executed in your favor, from the broker holding your shares in order to vote your shares in person at the Annual Meeting.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which includes financial statements for the year then ended, is available for review on the Internet according to the directions provided in the Notice and at the Company’s website at www.lasallehotels.com. However, the Company’s Annual Report on Form 10-K is not part of the proxy solicitation material, and the information located on, or accessible from, the Company’s website is not, and should not be deemed to be, part of this Proxy Statement or incorporated into any other filing that the Company submits to the SEC.

PROPOSAL 1:
ELECTION OF TRUSTEES
The Board currently consists of seven members with trustees serving one-year terms and until their successors are duly elected and qualified. The term for each trustee expires at each annual meeting of shareholders.
The Board has nominated Michael D. Barnello, Denise M. Coll, Jeffrey T. Foland, Darryl Hartley-Leonard, Jeffrey L. Martin, Stuart L. Scott and Donald A. Washburn (collectively, the “Nominees”) to serve as trustees until the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board anticipates that each Nominee will serve, if elected, as a trustee. However, if any person nominated by the Board is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend.
Vote Required
The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is required for the election of the Nominees. The Company’s bylaws, however, provide that, if a Nominee receives a greater number of votes withheld from his or her election than votes for such election, the Nominee must submit a written resignation offer to the Board within two weeks after the Company’s certification of the election results. The Nominating and Governance Committee (or a special committee of independent trustees) will then evaluate the best interests of the Company and its shareholders and recommend to the Board the action to be taken with respect to the tendered resignation. For purposes of the election of trustees, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.
Recommendation
The Board of Trustees recommends a vote FOR each Nominee.
Information Regarding the Nominees and Executive Officers
The following table and biographical descriptions set forth certain information with respect to the Nominees for election at the Annual Meeting and the Company’s executive officers who are not trustees. The biographical description for each Nominee also includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should continue to serve as a trustee of the Company.

Name	Age	Trustee Since	Position
Stuart L. Scott*	79	1998	Chairman of the Board
Michael D. Barnello	52	2008	President, Chief Executive Officer and Trustee
Denise M. Coll*	64	2013	Trustee
Jeffrey T. Foland*	47	2012	Trustee
Darryl Hartley-Leonard*	72	1998	Trustee
Jeffrey L. Martin*	58	2016	Trustee
Donald A. Washburn*	73	1998	Trustee
Kenneth G. Fuller	40	—	Chief Financial Officer, Executive Vice President, Secretary and Treasurer
Alfred L. Young	50	—	Executive Vice President and Chief Operating Officer
_________________________________
* Independent Trustee

Nominees for Election at the Annual Meeting
Michael D. Barnello was appointed President of the Company effective May 31, 2008 and Chief Executive Officer effective September 13, 2009. Mr. Barnello previously served as the Company’s Chief Operating Officer, a position he held from the Company’s formation in 1998 to 2009. Prior to his appointment as President, Mr. Barnello served as Executive Vice President of Acquisitions of the Company. Mr. Barnello joined Jones Lang LaSalle in April 1995 as a Vice President. Prior to April 1995, Mr. Barnello was a Vice President with Strategic Realty Advisors, formerly known as VMS Realty Partners, where he was responsible for hotel asset management from 1990 to 1995. Concurrently, Mr. Barnello was a Vice President at Stone-Levy LLC, an affiliate of Strategic Realty Advisers, where he was responsible for hotel acquisitions. Mr. Barnello served as a director of Home Properties, Inc. (NYSE:HME) from 2013 to 2015. He holds a B.S. in Hotel Administration from the Cornell School of Hotel Administration.
The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Barnello, in light of his day-to-day Company-specific operational experience and his significant hotel acquisition and management experience, to continue to serve as a trustee of the Board, subject to shareholder approval at the Annual Meeting.
Denise M. Coll served as President, North America Division of Starwood Hotels & Resorts Worldwide, Inc. (NYSE:HOT) (“Starwood”), leading Starwood’s largest division with over 500 hotels, from December 2007 to March 2013. During her tenure, Ms. Coll successfully navigated Starwood’s North American hotels through the economic downturn and oversaw substantial growth of Starwood’s hotel footprint within North America. She also spearheaded the launch of two new brands, Aloft and Element. Ms. Coll has served on the Board of Directors of Enlivant since April 2014. Ms. Coll serves on the Board of Directors of the Big Sister Association of Greater Boston, the Board of Trustees of Simmons College, the Board of Directors of the University of Massachusetts Amherst Foundation, and the Board of Advisors of the University of Massachusetts School of Hotel & Travel Management. Ms. Coll holds a B.S. in hotel and travel management from the University of Massachusetts and an M.B.A. from Simmons College.
The Board has determined that it is in the best interests of the Company and its shareholders for Ms. Coll, in light of her expertise in the hospitality industry and her significant hotel operational experience, to continue to serve as a trustee of the Board, subject to shareholder approval at the Annual Meeting.
Jeffrey T. Foland served as Senior Executive Vice President and Chief Revenue Officer of Hertz Global Holdings, Inc. (“Hertz”) from 2015 to 2017. Mr. Foland oversaw global car rental marketing, sales, pricing, and revenue functions for Hertz. Before joining Hertz in January 2015, Mr. Foland served as Executive Vice President and Chief Marketing and Strategy Officer and as Executive Vice President, Marketing, Technology and Strategy of United Airlines (“United”). Mr. Foland was responsible for all marketing and loyalty, technology, strategy and customer experience groups for United. This portfolio includes all of United’s contact centers and Mileage Plus Holdings, LLC, which operates the loyalty program, credit card business, media sales and external partnerships related to the loyalty program currency. Mr. Foland also served as the Executive Vice President of Strategy, Technology and Business Development for United. He has also held roles as Executive Vice President and President of Mileage Plus Holdings, LLC and was the Senior Vice President of Worldwide Marketing and Sales, where he was responsible for all marketing, sales, contact centers, customer relations, eCommerce and distribution activities worldwide. Before joining United in 2005, Mr. Foland served as a principal at ZS Associates, a global sales and marketing consulting firm. He was responsible for consulting with sales organizations in more than a dozen industries and led large-scale sales and marketing transformation initiatives. Mr. Foland has also held positions in the automotive and aerospace industries. Mr. Foland serves on the board of trustees for the Field Museum. He holds a bachelor’s degree in mechanical engineering from Purdue University and an M.B.A. from the University of Michigan.
The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Foland, in light of his marketing experience and his knowledge and experience within the travel industry, to continue to serve as a trustee of the Board, subject to shareholder approval at the Annual Meeting.

Darryl Hartley-Leonard is a private investor. Mr. Hartley-Leonard was Chairman and CEO of PGI (an event production agency) from 1998 until 2005 and is a retired Chairman of the Board, President and Chief Executive/Chief Operating Officer of Hyatt Hotels Corporation. From 1997 to 2013, Mr. Hartley-Leonard served as a director of Jones Lang LaSalle Incorporated, a global real estate service company. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.
The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Hartley-Leonard, in light of his global commercial real estate experience and his senior hotel expertise, to continue to serve as a trustee of the Board, subject to shareholder approval at the Annual Meeting.
Jeffrey L. Martin currently serves as Executive Vice President of Operations of JetBlue Airways Corporation (“JetBlue”), where he is responsible for flight, technical and systems operations, safety, security, NextGen initiatives, and JetBlue University, the airline’s training division. Mr. Martin oversees the safe and secure operation of the airline’s daily flights and fleet of aircraft. Prior to joining JetBlue in March 2012, Mr. Martin served in various positions with Southwest Airlines from 1990 to 2012, most recently as Vice President - Operations Coordination. Mr. Martin is a veteran of the United States Air Force and holds a Bachelor of Science in Marketing from Pittsburgh State University.

The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Martin, in light of his extensive operational, marketing and travel industry experience to continue to serve as a trustee of the Board, subject to shareholder approval at the Annual Meeting.

Stuart L. Scott is the Company’s Chairman of the Board of Trustees. He was appointed to that position effective September 13, 2009. Mr. Scott was also Chairman of the Company’s Board of Trustees from April 1998 to December 2000. Mr. Scott was co-Chief Executive Officer of Jones Lang LaSalle and its predecessor entities from 1990 to 1992 and sole Chief Executive Officer from 1992 through 2001 and again for the year 2004. He retired from that firm at the end of 2004. Mr. Scott also served as Chairman of the Board of Directors of Jones Lang LaSalle and its predecessor entities from December 1992 through December 2001. Mr. Scott holds a B.A. from Hamilton College and a J.D. from the Northwestern University School of Law.
The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Scott, in light of his commercial real estate and public company chairmanship experiences, to continue to serve as a trustee of the Board, subject to shareholder approval at the Annual Meeting. In addition, Mr. Scott brings significant executive management experience to the Board and historical perspective on the Company’s origins and evolution, as Mr. Scott was a founder of the Company’s predecessor at Jones Lang LaSalle.
Donald A. Washburn is a private investor. Mr. Washburn is a retired Executive Vice President of Northwest Airlines, Inc. (“Northwest”) and was the Chairman and President-Northwest Cargo, Inc. Mr. Washburn joined Northwest in 1990 and served in a number of capacities, including Executive Vice President-Customer Service and Operations. Prior to joining Northwest, Mr. Washburn was a Corporate Senior Vice President of Real Estate Acquisitions and Development for Marriott Corporation and most recently Executive Vice President and general manager of its Courtyard Hotel division. Mr. Washburn is the Chairman of the Board of Directors of Amedisys, Inc. In addition, Mr. Washburn serves as a member of the Board of Directors of The Greenbrier Companies, Inc. and Key Technology, Inc. Mr. Washburn serves as a private equity fund advisory board member of Spell Capital Fund IV. Mr. Washburn graduated from Loyola University of Chicago, Kellogg School of Management at Northwestern University and the Northwestern University Pritzker School of Law.
The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Washburn, in light of his senior hotel and airline expertise and his significant board experience, to continue to serve as a trustee of the Board, subject to shareholder approval at the Annual Meeting.

Executive Officers Who Are Not Trustees
Kenneth G. Fuller has served as Chief Financial Officer, Executive Vice President, Secretary and Treasurer of the Company since April 2016. From 2015 to 2016, Mr. Fuller served as the Founder, Owner and Principal of Vine Investment Partners, a real estate company focused on acquiring and developing multi-family residential properties and hotels. Prior to that, Mr. Fuller served in various positions for the Company from 2000 to 2015, including most recently as Treasurer. Mr. Fuller received his Bachelor of Science degree from the School of Hotel Administration at Cornell University.

Alfred L. Young has served as Executive Vice President and Chief Operating Officer of the Company since November 3, 2009. From 2000 until mid-2007, Mr. Young worked for the Company initially as an Asset Manager and later as Vice President of Acquisitions. Since leaving the Company in 2007 and until his appointment as Chief Operating Officer, Mr. Young was Managing Director – Hospitality for Caribbean Property Group, or CPG. CPG is a diversified real estate company with a focus on investing in hotels, commercial office, and retail properties throughout Central America and the Caribbean. CPG and Goldman Sachs’ Whitehall Street Real Estate Fund run the Caribbean Real Estate Opportunity Fund that was formed to invest in the greater Caribbean region and Central America. Mr. Young received an M.B.A. from George Mason University and a B.S. from Shepherd University.

BOARD OF TRUSTEES AND ITS COMMITTEES
Board of Trustees
The Company is currently managed under the direction of a seven-member Board. Members of the Board are kept informed of the Company’s business through discussions with the executive officers, by reviewing materials provided to them, by visiting the Company’s properties and by participating in meetings of the Board and its committees. Six of the current trustees are independent of the Company and management.
The Board held 10 meetings during 2017 and each trustee attended at least 75% of the Board meetings and each trustee’s respective committee meetings. The Company has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board does not have a policy with respect to trustees’ attendance at annual meetings of shareholders, and, because of the routine nature of the meeting and historical low levels of in-person shareholder participation, members of the Board did not attend the 2017 Annual Meeting of Shareholders.
Independence of Trustees
At least a majority of the Company’s trustees and each member of the current committees of the Board must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that to qualify as an “independent” trustee, in addition to satisfying certain NYSE “bright-line” criteria relating to trustee independence, the Board must annually affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board considered the relationships that certain trustees have with Jones Lang LaSalle and its affiliates (such as funds managed by Jones Lang LaSalle) and charitable contributions of the trustees. The Board has determined that each of Ms. Coll and Messrs. Foland, Hartley-Leonard, Martin, Scott and Washburn satisfies the NYSE “bright-line” criteria and that none has any relationship with the Company either directly or indirectly that would affect such person’s independence. Therefore, the Board believes that each of these trustees is independent under the NYSE rules.
A copy of the Board’s Trustee Independence Standards can be found under “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.lasallehotels.com.
Committees of the Board of Trustees
The Company has three standing committees of the Board that are described below and the members of the committees are identified in the following table.

Trustee	Audit Committee	Compensation Committee	Nominating and Governance Committee
Denise M. Coll	✓	✓
Jeffrey T. Foland		Chair
Darryl Hartley-Leonard	Chair
Jeffrey L. Martin	✓	✓	✓
Stuart L. Scott
Donald A. Washburn	✓	✓	Chair
Total Meetings Held in 2017	5	7	4

Audit Committee
The Audit Committee makes recommendations concerning the engagement of independent public accountants; reviews with the independent public accountants the plans and results of the audit engagement; approves professional services provided by the independent public accountants; reviews the independence of the independent public accountants and considers the range of audit and non-audit fees; reviews the Company’s proposed responses to any comments of the SEC staff to the Company’s periodic or current reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and reviews the adequacy of the Company’s internal accounting controls. Additionally, the Audit Committee is responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Board has affirmatively determined that each Audit Committee member is independent as defined in Sections 303A.02 and 303A.07 of the listing standards of the NYSE and under the SEC rules for audit committees. The Board has reviewed the Audit Committee members’ service on audit committees of other public companies and has determined that such simultaneous service, if any, does not impair the members’ ability to serve on the Company’s Audit Committee.
The Audit Committee has adopted a written charter which outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. A copy of the Audit Committee charter can be found under “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.lasallehotels.com.
Compensation Committee
The Compensation Committee exercises all powers delegated to the Compensation Committee by the Board in connection with compensation matters, including incentive compensation and benefit plans. In connection with those responsibilities, the Compensation Committee has the sole authority to retain and terminate compensation consultants employed by the Compensation Committee to help evaluate the Company’s compensation programs. The Compensation Committee also has authority to grant awards under the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”). The Board has affirmatively determined that each member of the Compensation Committee is independent under the NYSE listing standards. In addition, all of the members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.
The Compensation Committee has adopted a written charter which outlines certain specified responsibilities of the Compensation Committee and complies with the rules of the SEC and the NYSE. A copy of the Compensation Committee charter can be found under “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.lasallehotels.com.
Nominating and Governance Committee
The Nominating and Governance Committee assists the Board by identifying individuals qualified to become Board members; recommends to the Board the trustee nominees for each annual meeting of shareholders; recommends to the Board the Company’s corporate governance guidelines and policies; leads the Board in its annual review of the performance of the Board, the committees and each individual trustee; and recommends to the Board the trustee nominees for each committee. The Board has affirmatively determined that each member of the Nominating and Governance Committee is independent under the NYSE listing standards.
The Nominating and Governance Committee has adopted a written charter which outlines certain specified responsibilities of the Nominating and Governance Committee and complies with the rules of the SEC and the NYSE. A copy of the Nominating and Governance Committee charter can be found under “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.lasallehotels.com.

Non-Management Trustee Executive Sessions
As required by the rules of the NYSE, the non-management trustees of the Board regularly meet in scheduled executive sessions, without management present. These executive sessions generally follow after each meeting of the Board, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. In 2017, the non-management trustees of the Board, the members of the Audit Committee, the members of the Compensation Committee and the members of the Nominating and Governance Committee each met in executive session without management present at least four times. Pursuant to a resolution of the Board, the independent Chairman of the Board presides over each executive session of the Board. Executive sessions of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are presided over by the respective chairperson of each committee.
Risk Oversight
The Board takes an active and informed role in the Company’s risk management policies and strategies. At least annually, the Company’s executive officers, who are responsible for the Company’s day-to-day risk management practices, present to the Board a comprehensive report on the material risks to the Company, including credit risks, liquidity risks, regulatory risks and corporate and hotel-level operational risks. At that time, the management team also reviews with the Board the Company’s risk mitigation policies and strategies specific to each risk that is identified. Throughout the year, management monitors the Company’s risk profile and, on a regular basis, updates the Board as new material risks are identified or the aspects of a risk previously presented to the Board materially change.
The Board administers its oversight of the Company’s risk management policies and strategies directly, with support from the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each of which addresses risks specific to their respective areas of oversight. For example, (i) the Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures, (ii) the Compensation Committee assesses and monitors whether any of the Company’s compensation policies and programs has the potential to encourage excessive risk-taking, and (iii) the Nominating and Governance Committee monitors the effectiveness of the Company’s corporate governance policies and guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has served as an officer of the Company or any of its subsidiaries. None of the Company’s executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on the Board or the Compensation Committee. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his or her service as a trustee) that would require disclosure under applicable rules and regulations of the SEC.
Trustee Compensation
2017 Trustee Compensation
Each non-management trustee receives an annual fee of $155,000. Pursuant to the Company’s Trustee Fee Deferral Program, prior to the beginning of each year, each trustee makes an election to receive the annual retainer fee all in Common Shares in lieu of cash, half in cash and half in Common Shares or less than half in cash and the remainder in Common Shares. In accordance with the 2014 Plan and the Trustee Fee Deferral Program, each such trustee may also elect to defer the receipt of all or a portion of his or her Common Shares (the “Deferred Common Shares”). Payment of the annual retainer, whether in cash, Common Shares or Deferred Common Shares, is made in January of the calendar year following the year in which the trustees served on the Board, unless a trustee elects to defer payment as described below. The number of Common Shares or Deferred Common Shares issued is determined by dividing the dollar amount each trustee elects to receive in the form of Common Shares or Deferred Common Shares by the average daily closing price of the Common Shares on the NYSE for the year ending December 31st of the calendar year in which the fees are earned. A trustee may elect to have any Deferred Common Shares paid: (i) in a single payment on January 31st of the calendar year following the year in which the trustee ceases to serve on the Board or (ii) in five equal annual installments beginning on January 31st of the calendar year following the year in which the trustee ceases to serve on the Board. A trustee may not elect to defer payment of any cash portion of his or her annual retainer. Holders of Deferred Common Shares receive additional deferred shares in an amount equal to the amount of any dividends paid on the Common Shares exchangeable for the outstanding Deferred Common Shares, divided by the average closing price of the Common Shares on the NYSE during the 10 trading days preceding the first day on which the Common Shares begin trading without entitlement to the applicable dividend.
The Chairman of the Board, who is not an employee of the Company, receives an additional annual fee of $15,000, which is subject to the same cash, Common Shares or Deferred Common Shares election described above. Additionally, the chairperson of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee receives an additional $15,000 in compensation, which is generally subject to the same cash, Common Shares or Deferred Common Shares election described above. Trustees do not receive any additional compensation in any form for their service, including for attendance at Board or committee meetings or other equity grants. The Company reimburses trustees for out-of-pocket expenses incurred in connection with their service on the Board.
For the year ended December 31, 2017, the non-management trustees (all trustees other than Mr. Barnello) received the compensation for service shown in the table below. The Company records the total value of the compensation received by the non-management trustees on its financial statements for the year in which the fees are earned.
2017 Trustee Compensation

Name	Fees Earned or Paid in Cash		All Other Compensation	Total
Denise M. Coll	$170,000	(1)	$—	$170,000
Jeffrey T. Foland	170,000	(2)	—	170,000
Darryl Hartley-Leonard	170,000	(3)	—	170,000
Jeffrey L. Martin	155,000	(4)	—	155,000
Stuart L. Scott	170,000	(5)	—	170,000
Donald A. Washburn	155,000	(6)	—	155,000
_________________________________

(1)
Ms. Coll elected to receive all of her fees for service as a trustee in the form of 5,317 Common Shares valued at a price of $29.1501, which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2017. In addition, Ms. Coll received a cash payment of $15,000 for her service as a committee chairperson during the year ended December 31, 2017. The trustee has 23,651 Common Shares.

(2)
Mr. Foland elected to receive half of his fees for service in the form of 2,916 Common Shares valued at a price of $29.1501, which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2017. The trustee has 15,636 Common Shares.

(3)
Mr. Hartley-Leonard elected to receive half of his fees for service in the form of 2,916 Common Shares valued at a price of $29.1501, which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2017. The trustee has 9,697 Common Shares and 16,395 Deferred Common Shares.

(4)
Mr. Martin elected to receive all of his fees for service in the form of 5,317 Common Shares valued at a price of $29.1501, which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2017. The trustee has 5,317 Common Shares and 1,361 Deferred Common Shares.

(5)
Mr. Scott elected to receive all of his fees for service in the form of 5,832 Deferred Common Shares valued at a price of $29.1501, which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2017. The trustee has 76,022 Common Shares and 84,433 Deferred Common Shares.

(6)
Mr. Washburn elected to receive half of his fees for service in the form of 2,659 Common Shares valued at a price of $29.1501, which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2017. The trustee has 66,330 Common Shares.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Governance Highlights
The Company remains committed to maintaining leading corporate governance practices. The Board has formalized several policies, procedures and standards of corporate governance in a manner the Company believes closely aligns its interests with those of the shareholders. Notable features of the Company’s corporate governance structure include the following:

Board Structure and Leadership
●	The Company’s Chairman of the Board is an independent trustee.
●	All of the members of the Board, except for the Company’s Chief Executive Officer, are independent of the Company and management.
●	All members of the three standing committees of the Board (Audit, Compensation and Nominating and Governance) are independent of the Company and management.
●	All four members of the Audit Committee qualify as an “audit committee financial expert” as defined by the SEC.
●	The independent members of the Board, as well as each of the committees, regularly meet in scheduled executive sessions, without management present.
●
The Nominating and Governance Committee conducts an annual review of the performance of the Board, each committee and each individual trustee, which is designed to, among other matters, identify areas in which the Board would be better served by adding new members with different skills, backgrounds or experience.

Trustee Nominations and Elections
●	The Board is not classified; instead, each of the Company’s trustees is subject to re-election annually.
●
The Company has opted out of the classified board provision in Section 3-803 of the Maryland unsolicited takeovers act of the Maryland General Corporation Law (the “MGCL”) and, in the future, the Company may not opt back in to this provision without shareholder approval.

●	The Company’s bylaws establish majority voting procedures with respect to the election of trustees.
●
The Company’s bylaws include a proxy access provision to permit a shareholder, or group of no more than 20 shareholders, meeting specified eligibility requirements, to include trustee nominees in the Company’s proxy materials for annual meetings of shareholders.

Change in Control
●	The Company has opted out of the control share acquisition statute of the MGCL.
●	The Company does not have a shareholder rights plan (i.e., “poison pill”).
Other Board Policies
●	The Company’s trustees and executive officers are subject to share ownership guidelines.
●
The Company’s insider trading policy prohibits its officers, trustees and employees from engaging in hedging transactions with respect to the Company’s securities, and pledging the Company’s securities as collateral for loans or otherwise using the Company’s securities to secure debt.

Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent trustees consider the Board’s leadership structure on an annual basis.
The Board annually elects the Chairman of the Board, who may or may not be the Chief Executive Officer of the Company. Currently, the Company’s Chairman and Chief Executive Officer positions are not shared by the same person. Mr. Barnello serves as the Company’s President and Chief Executive Officer and is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. Mr. Scott, an independent trustee, serves as the Company’s Chairman of the Board and provides guidance to the Chief Executive Officer, presides over meetings of the Board and sets the agenda for meetings of the Board. In connection with the Board’s succession plan for the Chairman and Chief Executive Officer positions, the Board believed it to be most appropriate to separate these posts during the Chief Executive Officer transition process in 2009. In addition, Mr. Scott has significant chairmanship experience, including serving as the Chairman of the Board of the Company from April 1998 through December 2000. Based on its most recent review of the Board’s leadership structure and the needs of the Company, the Board continues to believe that having Messrs. Barnello and Scott serving in these positions is optimal for the Company because it (i) allows the Company to most effectively obtain the benefits of the extensive industry knowledge and strategic vision of both Messrs. Barnello and Scott, (ii) allows for the efficient and effective handling of responsibilities of the Board and (iii) helps ensure strong independent oversight by the Board.
In the future, if the Chairman and Chief Executive Officer roles are not separated, the Board will consider the implementation of a lead independent trustee position. For example, from January 2009 until his appointment as Chairman of the Board in September 2009, Mr. Scott served as the Company’s Lead Independent Trustee.
Nomination of Trustees
Before each annual meeting of shareholders, the Nominating and Governance Committee considers the nomination of trustees whose term expires at the next annual meeting of shareholders and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a trustee or for any other reasons.
The Nominating and Governance Committee evaluates annually the effectiveness of the Board, each committee and each individual trustee and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or experience. The Board considers trustee candidates based on a number of factors including: (1) whether the Board member will be “independent,” as such term is defined by the NYSE listing standards; (2) whether the candidate possesses the highest personal and professional ethics, integrity and values; (3) whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment; and (4) whether the candidate provides a diversity of viewpoints, background, experience and demographics as compared to the current members of the Board. Candidates are also evaluated based on their understanding of the Company’s business and willingness to devote adequate time to carrying out their duties. The Nominating and Governance Committee monitors the mix of skills, experience and background to ensure that the Board has the necessary composition to effectively perform its oversight function. As noted immediately above, diversity characteristics of a candidate are just one of several factors considered by the Nominating and Governance Committee when evaluating trustee candidates. A candidate will neither be included nor excluded from consideration solely based on his or her diversity traits. The Nominating and Governance Committee conducts regular reviews of current trustees in light of the considerations described above and their past contributions to the Board. The Board reviews the effectiveness of its trustee candidate nominating policies annually.
The Nominating and Governance Committee will consider appropriate nominees for trustees whose names are submitted in writing by a shareholder of the Company. Trustee candidates submitted by the Company’s shareholders will be evaluated by the Nominating and Governance Committee on the same basis as any other trustee candidates. Trustee nominations should be submitted to the Nominating and Governance Committee following the same requirements as shareholder proposals generally and, like all proposals, must satisfy and will be subject to the Company’s bylaws and applicable rules and regulations. Nominations must be addressed to LaSalle Hotel Properties, 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, Attn: Kenneth G. Fuller, Corporate Secretary. In order to be considered for the next annual election of trustees, any such written request must comply with the requirements set forth in the Company’s bylaws. For more information on procedures for submitting nominees, see “Other Matters—Shareholder Proposals.”
In the course of identifying and evaluating candidates, the Nominating and Governance Committee may retain third-party search firms to identify candidates for the Board who are then screened following the same procedures as all other candidates. In addition to shareholder and third-party search firm recommendations, the Nominating and Governance Committee will consider candidates recommended by trustees, executive officers, employees and other parties.
Proxy Access Rights
On January 18, 2018, the Company amended its bylaws to adopt a proxy access provision to permit a shareholder, or group of no more than 20 shareholders, meeting specified eligibility requirements, to include trustee nominees in the Company’s proxy materials for annual meetings of shareholders. In order to be eligible to utilize these proxy access provisions, a shareholder, or group of shareholders, must, among other requirements:

•	have owned Common Shares equal to at least 3% of the outstanding Common Shares continuously for at least the prior three years;

•
represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control of the Company and that such shareholder or group does not presently have such intent; and

•
provide a notice requesting the inclusion of trustee nominees in the Company’s proxy materials and provide other required information to the Company not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the prior year’s annual meeting of shareholders (with adjustments if the date for the upcoming annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the prior year’s annual meeting).

Additionally, all trustee nominees submitted through these provisions must be independent and meet specified additional criteria, and shareholders will not be entitled to utilize this proxy access right at an annual meeting if the Company receives notice through the advanced notice bylaw provisions that a shareholder intends to nominate a trustee at such meeting. The maximum number of trustee nominees that may be submitted pursuant to these provisions may not exceed the greater of two trustees or 20% of the number of trustees then serving on the Board (rounding down to the closest whole number). The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in the Company’s bylaws.
Policy on Majority Voting
The Company’s bylaws establish majority voting procedures with respect to the election of trustees. Pursuant to the bylaw provisions, in an uncontested election of trustees, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within two weeks following certification of the shareholder vote, submit a written resignation offer to the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will consider the resignation offer and, within 60 days following certification of the shareholder vote by the Company, will make a recommendation to the Board concerning the acceptance or rejection of the resignation offer.

In determining its recommendation to the Board, the Nominating and Governance Committee will consider all factors its members deem relevant, which may include:

•	the stated reason or reasons why shareholders who cast withhold votes for the trustee did so;

•
the qualifications of the trustee (including, for example, whether the trustee serves on the Audit Committee as an “audit committee financial expert” and whether there are one or more other trustees qualified, eligible and available to serve on the Audit Committee in such capacity); and

•	whether the trustee’s resignation would be in the best interests of the Company and shareholders.
The Nominating and Governance Committee also will consider a range of possible alternatives concerning the trustee’s resignation offer as the members of the Nominating and Governance Committee deem appropriate, which may include: acceptance of the resignation offer; rejection of the resignation offer; or rejection of the resignation offer coupled with a commitment to seek to address the underlying cause or causes of the majority-withheld vote.
The Board will take formal action on the recommendation no later than 90 days following certification of the shareholder vote. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Governance Committee and any additional information, factors and alternatives as the Board deems relevant. Any trustee tendering a resignation offer will not participate in the consideration of whether to accept such resignation offer. If a majority of the members of the Nominating and Governance Committee were required to offer their resignations as described above, the independent trustees of the Board who were not required to offer their resignations shall appoint a special committee to consider the resignation offers as described above. The Company will publicly disclose the decision of the Board and provide an explanation of the process by which the decision was made and, if applicable, its reasons for rejecting the tendered resignation.
Trustee Share Ownership Guidelines
The Compensation Committee has established share ownership guidelines for non-management trustees of the Company. The Compensation Committee believes that encouraging each trustee to maintain a meaningful ownership interest in the Company relative to his or her annual fees for service as a trustee is in the best interest of the Company and its shareholders. Under the guidelines, the Compensation Committee has recommended, and the Board approved, that each non-management trustee should own shares in the Company having a value equal to or greater than 250% of the trustee’s total annual compensation, including fees for service as a committee chairperson. Deferred Common Shares and Common Shares subject to vesting or forfeiture count toward the recommended levels. New trustees have five years from the date of joining the Board to meet the recommended levels. Once a trustee meets the share ownership guidelines, periodic market declines in the value of the Common Shares will not adversely affect any previous determination by the Board that the share ownership guidelines had been met by the trustee. On an annual basis, the Compensation Committee reviews compliance with the guidelines.
Management Share Ownership Guidelines
The Compensation Committee has established share ownership guidelines for the executive officers of the Company. The Compensation Committee believes that encouraging the executive officers to maintain a meaningful ownership interest in the Company relative to their annual base salaries aligns the interest of management with the Company’s shareholders and demonstrates to the investment community that the executive officers are personally committed to the Company’s continued financial success. Pursuant to the guidelines, the Compensation Committee recommends that each of the executive officers should own Common Shares having an aggregate value equal to or greater than the multiple of his base salary as shown in the following table:

Position	Multiple
Chief Executive Officer	5x Base Salary
Chief Financial Officer	3x Base Salary
Chief Operating Officer	3x Base Salary
Time-based restricted shares that remain subject to forfeiture count toward the suggested share ownership guidelines. Performance-based share awards that have not been earned will not count toward the recommended levels. New executive officers will have five years from the date of such officer’s promotion or the date of joining the Company to attain the recommended level of share ownership. Once an executive officer meets the share ownership guidelines, periodic market declines in the value of the Common Shares will not adversely affect any previous determination by the Board that the share ownership guidelines had been met by the executive officer. On an annual basis, the Compensation Committee reviews compliance with the guidelines.
Prohibition Against Hedging and Pledging
The Company’s insider trading policy prohibits the Company’s officers, trustees and employees and their respective family members from, among other prohibited activities, engaging in short-term or speculative transactions in the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of insider trading laws. The insider trading policy also prohibits the Company’s officers, trustees and employees and their respective family members from engaging in short sales of the Company’s securities and transactions in publicly traded options on the Company’s securities, such as puts, calls and other derivative securities, on an exchange or in any other market. In addition, the Company’s insider trading policy prohibits officers, trustees and employees from purchasing the Company’s securities on margin or holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for loans.
Other Corporate Governance Matters
Code of Business Conduct and Ethics and Corporate Governance Guidelines
The Company has adopted a code of business conduct and ethics and corporate governance guidelines that apply to all Company employees and each member of the Board. The provisions of the code of business conduct and ethics may only be waived or amended by the Board or a committee of the Board. Within the time period required by the SEC, the Company will disclose on its website any amendment to the code of business conduct and ethics and any waiver applicable to any executive officer, trustee or senior financial officer of any provision of the code of business conduct and ethics that would otherwise be required to be disclosed under the rules of the SEC or NYSE.
Copies of the Company’s code of business conduct and ethics and corporate governance guidelines can be found under “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.lasallehotels.com.
Conflicts of Interest
The Company’s corporate governance guidelines provide that each member of the Board will disclose any potential conflicts of interest to the Board and, if appropriate, refrain from voting on a matter in which the trustee may have a conflict. The Company’s code of business conduct and ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or trustee except under guidelines approved by the Board. In the event a conflict of interest arises, the Board will review, among other things, the facts and circumstances of the conflict, the Company’s applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law and NYSE rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.

Related Party Transactions
It is the Company’s policy and procedure that any transaction involving any of its executive officers, trustees, trustee nominees, a 5% or greater shareholder or their immediate family members that the Company would be required to report pursuant to Item 404(a) of Regulation S-K promulgated by the SEC is subject to review and approval by the Compensation Committee. Item 404(a) of Regulation S-K requires disclosure of any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the amount involved exceeds $120,000, and in which any of the related persons described above had or will have a direct or indirect material interest.
Communication with the Board, the Independent Chairman and the Audit Committee
The Board may be contacted by any party via mail at the address listed below.
Board of Trustees
LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814

As discussed above, the Company’s independent Chairman of the Board presides over non-management trustee executive sessions. The Chairman of the Board can be contacted by any party via mail at the address listed below.
Chairman
Board of Trustees
LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814
The Audit Committee has adopted confidential, anonymous processes for anyone to send communications to the Audit Committee with concerns or complaints concerning the Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below.
Chairman
Audit Committee
LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814
Alternatively, anyone may call the Company’s whistleblower hotline toll-free at (800) 211-4304. A copy of the Company’s whistleblower policy can be found under “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.lasallehotels.com.
Relevant communications are distributed to the Board, or to any individual trustee or trustees, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as business solicitations or advertisements, junk mail and mass mailings, resumes and other forms of job inquiries, spam and surveys.  In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any trustee upon request.

COMPENSATION DISCUSSION AND ANALYSIS
The executive officers named in the “Summary Compensation Table” for 2017 are Michael D. Barnello, the Company’s President and Chief Executive Officer, Kenneth G. Fuller, the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, and Alfred L. Young, the Company’s Executive Vice President and Chief Operating Officer (collectively, the “Named Executive Officers”). The Compensation Committee is responsible for establishing the Company’s executive officer compensation program.
Below are features of the Company’s current executive compensation practices — both the practices the Company believes drive performance and the practices the Company has not implemented because it does not believe they would serve the shareholders’ long-term interests:
What the Company Does

✓	Pay for Performance
The Company ties pay to performance by linking a meaningful portion of total compensation (50% to 60% of targeted compensation) to the achievement of multiple operational, strategic and financial short- and long-term goals.

✓	Balanced Compensation	The Company balances overall compensation by linking some portions of pay to annual performance goals and some portions (particularly long-term equity awards) to multi-year performance goals.

✓	Competitive Compensation	The Company assesses the competitiveness of the executive compensation by comparison to the executive compensation of other public REITs.

✓	Risk Mitigation	The Company mitigates undue risk, including utilizing caps on bonuses (when appropriate), retention provisions, multiple performance targets and robust Board and management processes to identify risk.

✓	Double-Trigger Cash Severance	Severance agreements generally provide for cash payments after a change in control only if the executive is also terminated within one year of the change in control transaction (a “double-trigger”).

✓	Modest Perquisites	The Company provides only modest perquisites that have a sound benefit to the Company’s business.

✓	Share Ownership Guidelines	The Company has adopted share ownership guidelines for executive officers and trustees.

✓	Independent Consultant	The Compensation Committee retains an independent compensation consultant to review and provide recommendations on the executive compensation program.
What the Company Does Not Do

✗	No Employment Agreements	The Company does not have employment agreements.

✗	No Guaranteed Salary or Bonus	The Company does not guarantee annual base salary increases or minimum annual cash incentive bonuses.

✗	No Dividends on Unearned Shares	Executive officers do not receive dividends on unearned performance-based share awards.

✗	No New Excise Tax Gross-Ups	The Company will not enter into an agreement with a new executive officer that includes a tax gross-up provision with respect to severance payments.

✗	No Pension Plans	The Company does not have pension plans.

✗	No Repricing or Recycling	The Company prohibits repricing or buyouts of underwater options or share appreciation rights and recycling of options and share appreciation rights.

✗	No Pledging or Hedging	The insider trading policy prohibits hedging and pledging of the Company’s securities by executive officers and trustees.

Executive Compensation Program Goals and Objectives
The Compensation Committee’s overarching goal is to attract and maintain an excellent executive management team that enhances shareholder value over the long term. The executive compensation program is, therefore, designed to provide substantial incentives to focus the executive management team’s efforts accordingly. The compensation program also is designed to encourage and reward executives who contribute to the Company’s performance by successfully executing the Company’s business strategy, providing thoughtful and creative stewardship and exhibiting outstanding performance.
Specific objectives of the executive compensation program are to:

•	align the interests of executive officers with the interests of shareholders;

•	encourage and maintain a performance-driven Company culture;

•	provide the Compensation Committee with the flexibility and discretion to reflect appropriately both individual circumstances and variable business conditions; and

•	attract and retain talented and experienced executive officers.
The Company believes that the executive compensation program supports these objectives by providing the Named Executive Officers with a multi-faceted compensation package, comprising an annual base salary, the opportunity to earn an annual cash incentive bonus and long-term equity awards under the 2014 Plan.
How the Company Determines Executive Compensation
The Compensation Committee determines compensation for the Named Executive Officers and currently has four independent trustees, Ms. Coll and Messrs. Foland, Martin and Washburn. The Compensation Committee exercises independent discretion in respect of executive compensation matters and administers the Company’s equity incentive programs, including reviewing and approving equity grants to the Named Executive Officers pursuant to the 2014 Plan. The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.lasallehotels.com. However, the information located on, or accessible from, the Company’s website is not, and should not be deemed to be, part of this Proxy Statement or incorporated into any other filing that the Company submits to the SEC.
During 2017, the Compensation Committee engaged Willis Towers Watson and directed Willis Towers Watson to conduct industry compensation surveys. The resulting Willis Towers Watson report presented to the Compensation Committee focused on industry comparisons, based on the sample groups described below, of total compensation and its components, base salary and incentive compensation, which consisted of cash bonuses and equity awards. The report also updated the Compensation Committee on current public REIT compensation trends. In addition, as part of the executive compensation determination process, the Compensation Committee seeks input from the trustees who are not on the Compensation Committee and the Chief Executive Officer whose recommendations are evaluated along with all other compensation data gathered by the Compensation Committee.
Compensation for 2017 for each of the Named Executive Officers was determined by the Compensation Committee based on a review of incentive compensation and total compensation paid by the Company to each Named Executive Officer in prior years, publicly-disclosed compensation packages of executives of other public lodging and real estate companies and the Company’s performance both nominally and as compared to other public lodging REITs. The Compensation Committee also considered other matters, including the realized value of previously granted equity awards, and the total compensation payable under different scenarios such as a change in control of the Company or termination of a Named Executive Officer’s employment. With respect to incentive compensation, the Compensation Committee considered the number of time-based restricted shares that were vested, the number of performance-based shares that were unearned and the number of time-based restricted shares that were outstanding but unvested.

Compensation Committee Consideration of the 2017 Vote on Executive Compensation
In determining the Company’s executive compensation program for the remainder of 2017 and 2018, the Compensation Committee generally considered the results of the 2017 advisory vote on executive compensation presented in the Company’s 2017 Proxy Statement. The Compensation Committee noted approximately 96% of the votes cast approved the compensation of the Named Executive Officers as described in the Company’s 2017 Proxy Statement. The Compensation Committee considered these voting results as supportive of the Compensation Committee’s general executive compensation practices.
Company Performance
Company Highlights
In 2017, the Company continued to manage its assets aggressively, review acquisition and disposition opportunities responsibly, and maintain a conservative balance sheet. Highlights from 2017 include:

•
the Company refinanced $1.05 billion of debt, reducing interests rates on its $750.0 million senior unsecured credit facility and $300.0 million five-year term loan and extending their maturities, and redeemed all of the Company’s outstanding 7.5% Series H Cumulative Redeemable Preferred Shares;

•	the Company completed renovations at L’Auberge Del Mar and Embassy Suites Philadelphia - Center City;

•
the Company sold five assets, including Hotel Deca for $55.0 million, Lansdowne Resort for $133.0 million, Alexis Hotel for $71.6 million, Hotel Triton for $14.25 million, and Westin Philadelphia for $135.0 million;

•
the Company paid a quarterly dividend of $0.45 per common share for an annualized rate of $1.80 per diluted share, which represents a 6.4 percent yield on the Company’s closing share price as of December 29, 2017; and

•	the Company maintained ratios of general and administrative expenses to both total revenues and average assets well below most of its lodging REIT peers.
Company Performance Relative to its Peer Group
The Compensation Committee feels that the compensation levels of the Named Executive Officers reflect the Company’s strong performance relative to its five lodging REIT peers as shown in greater detail in the tables below.

Leverage
The Company operates at a significantly lower leverage level than many of its peers, as measured by the ratio of total indebtedness to earnings before interest, tax, depreciation and amortization (“EBITDA”). The following table compares the Company’s leverage ratio to the Company’s peer group as of December 31, 2017:
Current Debt / EBITDA Ratio(1)
________________

(1)
Peer group consists of Ashford Hospitality Trust, Inc. (“AHT”), DiamondRock Hospitality Company (“DRH”), Host Hotels & Resorts, Inc. (“HST”), Pebblebrook Hotel Trust (“PEB”), and Sunstone Hotel Investors, Inc. (“SHO”). Leverage ratio defined as debt / LTM EBITDA. AHT, DRH, HST, PEB and SHO reflect company reported numbers for fourth quarter 2017. LHO reflects bank covenant debt to EBITDA for fourth quarter 2017, as adjusted to include all cash on hand.

Operating Performance
For each of the last five years, the Company’s hotel EBITDA margins were ranked first or second among its peers.

	Hotel EBITDA Margin Comparison (1)
	2017	2016	2015	2014	2013
AHT	33.1%	32.9%	32.4%	31.7%	30.7%
DRH	31.2	31.8	31.0	29.5	26.6
HST	27.9	27.8	27.0	26.8	25.5
PEB	33.7	35.3	33.1	31.9	28.3
SHO	30.9	30.5	30.8	30.2	28.4
Peer Average	31.4	31.7	30.9	30.0	27.9
LHO	33.1	33.9	33.5	33.2	32.2
Variance to Peer Average	5.4%	6.9%	8.4%	10.7%	15.4%
LHO Ranking	2(2)	2	1	1	1
________________
(1) Source: Company reports.
(2) The Company and AHT each ranked second with a hotel EBITDA margin of 33.1% for year ended December 31, 2017.
Please refer to Appendix A attached hereto for a detailed discussion of the Company’s use of EBITDA and hotel EBITDA and reconciliations of EBITDA and hotel EBITDA to net income (loss), a measurement computed in accordance with U.S. generally accepted accounting principles (“GAAP”).

Peer Groups
In October 2017, Willis Towers Watson prepared a report for the Compensation Committee comparing the Company’s compensation of the Named Executive Officers to that of: (i) a sample of 19 public real estate companies, spanning industry subsectors and asset classes but which were comparable to the Company in total enterprise value (which is the Company’s total equity plus total debt); and (ii) a group of six public lodging REITs. The members of the peer groups are noted below.

Group of 19 Public Real Estate Companies
Ashford Hospitality Trust, Inc.	Mid-America Apartment Communities, Inc.
Corporate Office Properties Trust	National Retail Properties, Inc.
DiamondRock Hospitality Company	Pebblebrook Hotel Trust
Equity One, Inc.	Piedmont Office Realty Trust, Inc.
Extra Space Storage Inc.	PS Business Parks, Inc.
FelCor Lodging Trust Incorporated	RLJ Lodging Trust
Highwoods Properties, Inc.	Sunstone Hotel Investors, Inc.
Kilroy Realty Corporation	Tanger Factory Outlet Centers, Inc.
Lexington Realty Trust	Washington Real Estate Investment Trust
Mack-Cali Realty Corporation

Publicly-Traded Lodging REITs (1)
Ashford Hospitality Trust, Inc.	Pebblebrook Hotel Trust
DiamondRock Hospitality Company	RLJ Lodging Trust
FelCor Lodging Trust Incorporated	Sunstone Hotel Investors, Inc.
_______________

(1)	The Company does not include Host Hotels & Resorts, Inc. in its peer group of public lodging REITs for executive compensation purposes due to its size and the level of its executive compensation.

The Willis Towers Watson report included the following compensation components for the sample of public lodging REITs and other real estate companies: (a) base salary, (b) target bonus, (c) target total cash compensation, (d) long-term incentives and (e) target total direct compensation. The compensation of the Company’s Named Executive Officers was determined by the Compensation Committee in the context of the comparison and reviews contained in the report, but the Compensation Committee did not seek to set compensation of the Named Executive Officers to a particular percentile of the peer compensation or any single component thereof, such as base salary, total cash compensation, incentive compensation or total direct compensation. Instead, the Compensation Committee reviewed the compensation information to inform itself of the compensation amounts paid by the Company’s competitors to their executive officers and therefore required for executive officer recruitment and retention.
Based on the October 2017 Willis Towers Watson report, below is a summary of the total compensation for each Named Executive Officer compared to the Company’s peer group of six public lodging REITs:

LaSalle v. Market Median
Chief Executive Officer	14%
Chief Financial Officer	-27%
Chief Operating Officer	6%
While the Compensation Committee did not seek to set compensation of the Named Executive Officers to a particular percentile of the peer compensation, based on the Company’s consistent outperformance relative to its peers, the Compensation Committee considered the median compensation values of both its peer groups of lodging REITs and public real estate companies in establishing the Named Executive Officer compensation. In the Compensation Committee’s view, the Company was receiving outstanding value by compensating its Named Executive Officers at levels within 15% of executive compensation paid by the Company’s lodging REIT peers, as evidenced by fact that the Company’s performance over various periods was generally stronger than the median performance of its peers. Moreover, the Company’s performance was associated with both reduced risk as a result of the Company’s relatively lower leverage ratio and a more stable and consistent share price.
2017 Executive Compensation
Key Components of Executive Compensation
The following table summarizes the key components of the Company’s executive compensation program for the Named Executive Officers and each component’s objectives, including annual cash compensation and equity awards. A more detailed discussion of each component of the Company’s executive compensation program follows this table.

Component	Description		Objectives
Annual Cash Compensation
Annual Base Salary	•	Fixed cash compensation	•	Attract and retain executives
	•	Reviewed and adjusted annually	•	Provide steady source of income sufficient to permit executives to focus effectively on their professional responsibilities
	•	Salaries should generally constitute no more than 25% of total target annual compensation

			•	Help ensure that total cash compensation is competitive but not in excess of market

Annual Cash Incentive Bonus	•	“At risk” variable cash compensation based on multiple performance metrics	•	Encourage executives to achieve annual and long-term Company and individual goals

	•	Bonuses should generally constitute approximately 25% of total target annual compensation
			•	Align executives’ interests with the shareholders’ interests

Long-Term Equity Incentive Awards
Time-Based Restricted Shares	•	Awards vest in equal installments over three-years, subject to continued service	•	Promote long-term equity ownership by executives

	•	Value of the award fluctuates with the Common Share price	•	Encourage the retention of the executives
			•	Align executives’ interests with the shareholders’ interests
	•	Time-based restricted shares should generally constitute approximately 20% of total target annual compensation

Performance-Based Share Awards	•	“At risk” variable equity compensation based on Company performance over three-year performance period	•	Encourage executives to achieve long-term Company goals

			•	Align executives’ interests with the shareholders’ interests
	•	Awards based on multiple performance metrics
			•	Attract and retain executives
	•	Performance-based share awards should generally constitute approximately 30% of total target annual compensation

Annual Base Salary
Base salary is the only predictable form of annual cash compensation to the Named Executive Officers, and the Compensation Committee believes base salary is an important element of total compensation for that reason. The Compensation Committee believes that base salary should be commensurate with each Named Executive Officer’s position and experience, subject to annual adjustments based on market conditions, peer group analysis and individual contributions and performance. For the Named Executive Officers, approximately 25% of their total target annual compensation is base salary. In January 2017, the Compensation Committee approved annual base salaries for 2017 for Messrs. Barnello, Fuller and Young of $850,000, $450,000 and $530,000, respectively.
The 2017 base salary levels were based on the following qualitative and quantitative factors:

•
an assessment of the scope of the Named Executive Officer’s individual responsibilities and leadership attributes, as well as his individual role within the executive management team and contributions to the Company during the last year;

•	the Named Executive Officer’s expertise and experience within the industry;

•	the competitive market compensation paid to executive officers in similar positions at the companies listed under “— Peer Groups;” and

•	the Company’s overall financial and business performance.
While specific quantitative benchmarks are considered when making determinations about performance incentives and targets related to the annual cash incentive bonus and long-term equity awards (as described elsewhere in this Proxy Statement), base salary determinations are more heavily weighted by the Compensation Committee’s qualitative assessments of the Named Executive Officers. Among other matters, the Compensation Committee considers the performance of employees managed by each Named Executive Officer; the asset management strategies proposed or implemented by each Named Executive Officer to improve hotel performance; the status of the Company’s hotel acquisition pipeline, as applicable; the Company’s execution on short- and long-term strategic initiatives for which each Named Executive Officer is responsible; and the Company’s compliance with applicable laws and regulations to the extent within each Named Executive Officer’s responsibility. Because of the historical success of the Named Executive Officers during the last 10 years, the Compensation Committee considers each Named Executive Officer’s individual contribution to that team, and the base salary needed to retain the members of that team into the future.
In addition to evaluating individual responsibilities, leadership and contributions to the Company, the Compensation Committee also considers the market compensation paid to executive officers in similar positions at the Company’s previously-described peer groups. As of October 2017, the Willis Towers Watson report indicated that, compared to executive officers in similar positions at the public lodging REITs deemed comparable, the Company’s Chief Executive Officer was receiving a base salary approximately 13% above the 50th percentile, the Company’s Chief Financial Officer was receiving a base salary approximately 1% below the 50th percentile, and the Company’s Chief Operating Officer was receiving a base salary approximately 3% above the 50th percentile.
Annual Cash Incentive Bonus
The annual cash incentive bonus program is intended to compensate the Company’s Named Executive Officers for achieving the Company’s annual financial goals at both the corporate and hotel levels, as well as implementing long-term plans and strategies. The annual cash incentive bonus program is based on performance and responsibility level rather than on the basis of seniority, tenure or other entitlement. This performance-based program encourages the Company’s officers to continually improve their capabilities to deliver short- and long-term business results. The Compensation Committee sets the Named Executive Officers’ target annual cash incentive bonuses so that they are competitive with bonuses paid to executive officers in similar positions and with similar responsibilities at companies in the Company’s previously-described peer groups. For the Named Executive

Officers, approximately 25% of their total target annual compensation is in the form of the target annual cash incentive bonus.
In January 2017, the Compensation Committee approved annual cash incentive bonus targets for 2017 for Messrs. Barnello, Fuller and Young of $1,150,000 (135% of base salary), $300,000 (66% of base salary) and $410,000 (77% of base salary), respectively. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than or greater than such target amounts, subject to limitations. Recognizing the need to remain competitive, the Compensation Committee set the maximum annual cash incentive bonus at 200% of target levels for 2017, which was unchanged from 2016. The Compensation Committee’s consideration of the competitiveness of the target levels included:

•	the Company’s need to retain its experienced executive officers; and

•
the target cash compensation (excluding base salary) and the overall target cash compensation (including base salary) for executive officers at other publicly-traded real estate companies (as described in the October 2017 report by Willis Towers Watson).

The annual cash incentive bonus formula number consists of the following three components: (i) 25% of each target annual cash incentive bonus is based on management’s achievement of the management business objectives (“MBOs”), as determined in the discretion of the Compensation Committee; (ii) 50% of each target annual cash incentive bonus is based on the Company’s adjusted fund from operations (“Adjusted FFO”) per share performance relative to a target Adjusted FFO goal approved annually by the Compensation Committee in connection with the Board’s annual budget review process (“Target Adjusted FFO”); and (iii) 25% of each target annual cash incentive bonus is based upon the Company’s published Adjusted FFO divided by the average book value of long-term indebtedness plus total equity, including common and preferred equity (“Return on Invested Capital”), relative to the Return on Invested Capital of a pre-selected peer group. At the Compensation Committee’s discretion, bonuses exceeding 200% of the target bonus may be paid, greater weight may be allocated to any of the three components than the proportions stated above, greater or less than the nominal amount may be awarded pursuant to any of the components and caps and limitations may apply.
Management Business Objectives
Twenty-five percent of each target annual cash incentive bonus is nominally based on management’s achievement of the MBOs. Achievement of the MBOs for a given year is determined for the executive officers as a group and not on an individual basis. Similarly, achievement is considered in totality of the MBOs and, in some cases, requires a subjective analysis of the goals rather than a mathematical measurement of performance. In addition, even in the case of MBOs that are amenable to objective measurement, achievement is not necessarily a pass or fail construct. For example, the Compensation Committee may consider how much progress was made toward meeting an objective performance standard or by how much a standard was surpassed. Accordingly, overall achievement of the MBOs is a reasoned judgment made by the Compensation Committee based on the facts and circumstances prevailing at the time of the determination and including conversations among the executive officers and the Compensation Committee. The percentage points available to be earned under the MBO component of the bonus program range from 0% to 50%. For 2017, the Compensation Committee considered the overall achievement of all of the MBOs taken together and awarded 25% under this component.

The table below describes the MBOs for 2017, including the considerations that the Compensation Committee considered in analyzing the MBOs:

2017 MBO	Compensation Committee Considerations
Evaluate and pursue investments/dispositions in both target and new markets, engaging in long-term capital accretive activity.
The Company sold five hotels during 2017: Hotel Deca for $55.0 million, Lansdowne Resort for $133.0 million, Alexis Hotel for $71.6 million, Hotel Triton for $14.25 million and Westin Philadelphia for $135.0 million.

Effectively execute all material financial, accounting, audit, compliance, technology security and communication responsibilities. Regularly review performance of the hotels along these dimensions and demonstrate that the hotel operators are working to ensure processes and compliance are achieved at very high standards.

There were no issues with closing the Company’s books and preparing financial statements for each of the four quarters in 2017; there were no audit differences; there were no identified material weaknesses in internal control over financial reporting; the Board has been kept apprised through Chief Executive Officer updates and Board meetings; the Company regularly reviews the accounting processes, policies and procedures at the hotels and keeps the Board apprised of the Company’s findings.

Work diligently with the Company’s management companies and property level executive teams to maximize revenues and control operating expenses to improve EBITDA margins where appropriate.
The Company continues to work with all of its management companies to share best practices. For the full year 2017 (excluding third and fourth quarter results for Key West), revenue per available room (“RevPAR”) decreased 1.8 percent and hotel expenses declined by 1.1 percent, resulting in hotel EBITDA margins reduction of 64 basis points compared to the same period in 2016.

Incorporate a two-year capital expenditure plan into the annual budget review process.	The Company presented a three-year capital expenditure plan to the Board.
Maintain compliance with all unsecured and secured debt related covenants on a quarter to quarter basis.	The Company was in compliance with all debt covenants in the first, second, third and fourth quarters of 2017.
Adjusted FFO Compared to Target Adjusted FFO
Fifty percent of each target annual cash incentive bonus is nominally based on the Company’s Adjusted FFO relative to the Target Adjusted FFO approved by the Compensation Committee in connection with the Board’s annual budget review process. The percentage points available to be earned under the Target Adjusted FFO component of the bonus program range from 0% to 100%. Pursuant to the Target Adjusted FFO component of the bonus program, if the Company’s Adjusted FFO equaled Target Adjusted FFO, the targeted 50 percentage points would be earned. In general, for every percentage point by which the Company’s Adjusted FFO is greater than or less than the Target Adjusted FFO, four percentage points are added or subtracted, respectively, from the targeted 50 percentage points. For example, if Target Adjusted FFO were $1.00 and the Company’s Adjusted FFO were $0.875, or 12.5% below Target Adjusted FFO, then none of the potential 50 percentage points of the bonus component would be awarded. As another example, if the Company’s Adjusted FFO were $1.02 and Target Adjusted FFO were $1.00, or 2.0% above Target Adjusted FFO, then eight percentage points would be added to the targeted 50 percentage points, and an amount equal to 58% of the target bonus would be awarded pursuant to this component.
The Compensation Committee set the Target Adjusted FFO goal for 2017 at $2.27 per outstanding Common Share. For purposes of this component of the annual cash incentive bonus, the Compensation Committee determined that the Company’s Adjusted FFO for the year ended December 31, 2017 would be adjusted to eliminate the effects of certain hotel dispositions during 2017. For 2017, the Compensation Committee determined the Company’s Adjusted FFO, as adjusted for purposes of the annual cash incentive bonus calculation, was $2.54, or 12% greater than Target Adjusted FFO.
Relative Return on Invested Capital
Twenty-five percent of each target annual cash incentive bonus is nominally based upon the Company’s Return on Invested Capital relative to the Return on Invested Capital of five other publicly-traded lodging REITs. Return on Invested Capital will be calculated based on each company’s published Adjusted FFO divided by the average book value of long-term indebtedness plus total equity, including common and preferred equity, per each company’s audited year-end balance sheets as filed with the SEC.
The percentage points available to be earned under the Return on Invested Capital component of the bonus program range from 0% to 50%. Bonus achievement is based on the following performance rankings:

•	if the Company is ranked first or second among the companies in the peer group based on its Return on Invested Capital, 200% of the target 25 percentage points of this bonus component would be earned;

•	if the Company is ranked third among the companies in the peer group based on its Return on Invested Capital, 150% of the target 25 percentage points of this bonus component would be earned;

•	if the Company is ranked fourth among the companies in the peer group based on its Return on Invested Capital, 100% of the target 25 percentage points of this bonus component would be earned; and

•	if the Company is ranked fifth or sixth among the companies in the peer group based on its Return on Invested Capital, none of the target 25 percentage points of this bonus component would be earned.
The peer group consisted of the following five publicly-traded lodging REITs: Ashford Hospitality Trust, Inc., DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Pebblebrook Hotel Trust, and Sunstone Hotel Investors, Inc.
For 2017, the Company’s Return on Invested Capital was 7.7%, which ranked second among the companies in the peer group.
Calculation of the Bonus
With respect to the specific formula components for 2017, the following were achieved: (i) the MBOs, as determined by the Compensation Committee (25% of the target of 25% for this component); (ii) the Company’s Adjusted FFO in excess of the Target Adjusted FFO established by the Compensation Committee (98% of the target of 50% for this component); and (iii) the Company’s Return on Invested Capital compared to the Return on Invested Capital of the applicable peer group (50% of the target of 25% for this component). Taken together, the sum of these components equals 173%, which resulted in 2017 annual cash incentive bonuses of $1,984,637, $517,731, and $707,566 for Messrs. Barnello, Fuller and Young, respectively.
Long-Term Equity Incentive Awards
Awards granted under the 2014 Plan are designed to provide Named Executive Officers and employees with an incentive to promote the long-term success of the Company in line with the shareholders’ interests by providing an ownership interest in the Company and a stake in the Company’s success. The 2014 Plan is administered by the Compensation Committee, which has the discretion to determine those individuals or entities to whom awards will be granted, the number of shares subject to such awards and other terms and conditions of the awards. Each such award may have a vesting period that is tied to continued service to the Company or a specifically identified set of performance measures.
Pursuant to the Company’s executive compensation program, the Company grants time-based and performance-based share awards to the Named Executive Officers to encourage them to pursue strategies that will create value for the Company’s shareholders over the long term and to promote continuity of management by retaining the Named Executive Officers. The Compensation Committee considers a number of factors in determining the type and value of equity awards granted to the Named Executive Officers, including, among other factors:

•
the fact that equity awards constitute an integral component of the Company’s executive compensation program, particularly the performance-based equity awards that align the interests of the officers with those of the Company’s shareholders;

•	the amount of the Named Executive Officers’ total target cash compensation for 2017;

•	the effects on the Company’s operating results from both cash and non-cash compensation;

•	the total potential compensation to the Named Executive Officers if performance measurements were achieved at maximum thresholds; and

•
the long-term incentives and target and actual total compensation for executive officers at other publicly-traded real estate companies (as described in the October 2017 report by Willis Towers Watson).

For 2017, the Compensation Committee approved equity awards to the Named Executive Officers that consisted of (i) immediate awards of time-based restricted shares subject to vesting over a three-year period, and (ii) agreements to award performance-based shares where the award amount is not determined until the end of a three-year measuring period. The Committee refers to the group of awards described in (ii) as performance-based share awards.
Time-Based Restricted Shares
In March 2017, the Company granted 45,470 time-based restricted shares to Mr. Barnello, 10,334 time-based restricted shares to Mr. Fuller, and 21,529 time-based restricted shares to Mr. Young. Each time-based restricted share award vests approximately one-third of the awarded amount on or about January 1, 2018, 2019 and 2020. All of the award shares are issued and outstanding as of the grant date (March 23, 2017), and the awardee is entitled to receive dividends as declared and paid on the shares and to vote the shares from the date of grant.
Performance-Based Share Awards
In March 2017, the Company granted awards of performance-based shares to Mr. Barnello in a target amount of 68,205 shares, to Mr. Fuller in a target amount of 15,501 shares, and to Mr. Young in a target amount of 32,208 shares. One-half of the actual amount of the award will be determined on January 1, 2020 and will depend on the Return on Invested Capital of the Company and the total return of the Common Shares over a three-year period beginning with the closing price of the Common Shares on December 31, 2016, and ending with the closing price of the Common Shares on December 31, 2019. One-half of the actual amount of the award will be determined on July 1, 2020 and will depend on the Return on Invested Capital of the Company and the total return of the Common Shares over a three-year period beginning with the closing price of the Common Shares on June 30, 2017, and ending with the closing price of the Common Shares on June 30, 2020. Each officer may actually receive as few as zero shares and as many as twice the target shares.

The terms of the performance-based share awards are as follows:

•
One-third of the award will be based on the Company’s Return on Invested Capital compared to the Return on Invested Capital of the companies in a designated peer group. One-third of the award will be based on the Company’s total return compared to the total return of companies in a designated peer group. One-third of the award will be based on the amount of the Company’s total return compared to a Board-established total return goal.

•
“Return on Invested Capital” is calculated as each company’s published Adjusted FFO divided by the average book value of long-term indebtedness plus total equity, including common and preferred equity.

•
“Total return” is as calculated by the NAREIT Equity Index and is the increase in the market price of a company’s common shares plus dividends declared thereon and assuming such dividends are reinvested.

•
The Compensation Committee established a threshold total return over a three-year period of 15.76%, which is based on a 5% compounded annual total return, for the awardee to earn any of their target shares in the third performance category.

•	After the actual amount of the award is determined (or earned) on January 1, 2020 or July 1, 2020, as applicable, the earned shares will be fully vested and generally transferable.

•
For 2017, the peer group consisted of the following five publicly-traded lodging REITs: Ashford Hospitality Trust, Inc., DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Pebblebrook Hotel Trust, and Sunstone Hotel Investors, Inc.

•
Dividends will be deemed to have accrued on all of the earned shares during the measuring period until the determination date. Such accrued dividends on earned shares will be paid to the awardee on the determination date. Thereafter, the awardee is entitled to receive dividends as declared and paid on the earned shares and to vote such shares.

The tables below provide additional detail on the thresholds and percentage earned for each performance component of the March 2017 performance-based shares awards. Actual performance will be calculated to an exact percent (rounded to the nearest 1/100th), so the payment for each criterion is on a continuum between the threshold amount and target amount or between the target amount and maximum amount, as applicable.
Return on Invested Capital vs. Peer Group

Percentile of Performance (1)
		Threshold / Target		Maximum
	Fifth or Sixth (Least Return on Invested Capital)	Fourth	Third	First (Greatest Return on Invested Capital) or Second
Peer Group	0% earned	100% earned	150% earned	200% earned
______________

(1)	If there are seven other companies in the peer group at the time of measurement, the percentage of Common Shares earned for ranking fifth will be 50%.

Total Return vs. Peer Group

Percentile of Performance (1)
		Threshold / Target		Maximum
	Fifth or Sixth (Least Total Return)	Fourth	Third	First (Greatest Total Return) or Second
Peer Group	0% earned	100% earned	150% earned	200% earned
______________

(1)	If there are seven other companies in the peer group at the time of measurement, the percentage of Common Shares earned for ranking fifth will be 50%.
Total Return vs. Committee-Established Goals

Total Three-Year Return Performance
		Threshold	Target	Maximum
	Less than 15.76%	15.76% (1)	25.97% (2)	Greater than or Equal to 40.49% (3)
Company total return	0% earned	50% earned	100% earned	200% earned
______________
(1) Based on a 5% compounded annual total return.
(2) Based on a 8% compounded annual total return.
(3) Based on an 12% compounded annual total return.
Additional Award Provisions
The Company’s performance-based share award agreements with the Named Executive Officers include a provision that accelerates the measuring period in the event of a change in control of the Company. As a condition to the acceleration of the earning period, each Named Executive Officer agreed to a 12-month limited non-compete with the Company that restricts such officer from participating in any business operation primarily engaged in owning (as compared to, for example, franchising or managing) luxury or upscale hotels in urban, resort or convention markets in the United States. In the event that any of the Named Executive Officers breaches the limited non-competition provisions, the Named Executive Officer must pay to the Company an amount equal to the market value of that portion of the performance-based share award earned as a result of the change in control. The 12-month period commences at the time of the change in control, and market value is the market value at the time of the change in control.
Other Benefits
In addition, consistent with the philosophy of the Compensation Committee to establish individual- and Company-based performance measures, the Compensation Committee will continue to maintain competitive benefits and perquisites for Named Executive Officers; however, the Compensation Committee does not view benefits and perquisites for Named Executive Officers as a key component of the Company’s executive compensation program and their total value remains a small percentage of each Named Executive Officer’s base salary. The Compensation Committee may revise, amend or add to the Named Executive Officer’s benefits and perquisites if it deems it advisable.

Change in Control Severance Agreements
The Company has entered into a change in control severance agreement with each of the Named Executive Officers. See “Potential Payments Upon Change in Control or Termination—Change in Control Severance Agreements” below for more information.
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code has generally provided that the Company may not deduct compensation in excess of $1 million paid in any fiscal year to each of its chief executive officer and the other three most highly compensated executives (other than its chief financial officer), with a limited exception for “performance-based” compensation meeting certain requirements. Based on these regulations, the 2014 Plan and the performance-based share awards made under the 2014 Plan have been designed with the intention of satisfying the requirements of “performance-based” compensation as defined in Section 162(m) so that such awards would be exempt from the compensation deduction limit described above. The recently enacted tax reform bill, informally known as the Tax Cuts and Jobs Act, among other things, repealed the exemption from Section 162(m)’s deduction limit for “performance-based” compensation for taxable years beginning after December 31, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Cuts and Jobs Act, and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s deduction limit exemption, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. The Compensation Committee will be assessing the impact of the Tax Cuts and Jobs Act, and the amendments to Section 162(m) included in that legislation, to determine what adjustments to the Company’s executive compensation practices, if any, it considers appropriate. In order to maintain flexibility and the ability to compensate the Named Executive Officers in a manner designed to promote the Company’s corporate goals, including retaining and providing incentives for the Named Executive Officers, the Compensation Committee has not adopted a policy that all compensation must be deductible.
2018 Executive Compensation
For 2018, the Compensation Committee did not elect to change the annual base salaries, the annual cash incentive bonus targets or the long-term incentive plan award amounts from 2017 levels for Messrs. Barnello and Young.
The Committee approved (i) 2018 annual base salaries for Messrs. Barnello, Fuller and Young of $850,000, $475,000 and $530,000, respectively, and (ii) 2018 annual cash incentive bonus targets for Messrs. Barnello, Fuller and Young of $1,150,000, $350,000 and $410,000, respectively. The actual amount of each bonus will depend on achievement by management of pre-determined MBOs, the Company’s Adjusted FFO relative to the Target Adjusted FFO established by the Compensation Committee in connection with the Board’s annual budget review process, the Company’s Return on Invested Capital relative to a designated peer group and the RevPAR for each of the Company’s hotels relative to the STR Corporate RevPAR Index. For 2018, the peer group consists of the following 10 publicly-traded lodging REITs: Apple Hospitality REIT, Inc., Ashford Hospitality Trust, Inc., Chesapeake Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Host Hotels & Resorts, Inc., Pebblebrook Hotel Trust, Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotel & Resorts, Inc. The actual bonus may be as great as twice the target bonus.
In addition, on January 18, 2018, the Compensation Committee approved long-term equity incentive awards pursuant to the 2014 Plan to Messrs. Barnello, Fuller and Young. The time-based and performance-based awards were designed to align the executive officers’ interests with those of the Company’s shareholders and are a significant component of overall executive officer compensation. The awards will be granted effective March 21, 2018 (the grant date), and the number of Common Shares underlying the awards (that is, the number of Common Shares corresponding to the dollar amounts described below) will be determined using the average per-share closing price of the Common Shares on the NYSE for the 20 trading days preceding the grant date, which represents the first 20 trading days after the Company releases its year-end earnings for 2017.

The Compensation Committee approved awards of time-based restricted shares to Mr. Barnello in the amount of $1,320,000, to Mr. Fuller in the amount of $470,000 and to Mr. Young in the amount of $625,000. Each award will vest approximately one-third of the awarded amount on January 1, 2019, 2020 and 2021. All of the shares will be issued and outstanding as of the grant date (March 21, 2018), and the awardee will be entitled to receive dividends as declared and paid on the shares and to vote the shares from the grant date.
The Committee also approved performance-based awards to Mr. Barnello in a target amount of $1,980,000, to Mr. Fuller in a target amount of $705,000 and to Mr. Young in a target amount of $935,000. The actual amount of each award will be determined after the applicable measuring period and will depend on the Company’s Return on Invested Capital and the total return of the Common Shares over the applicable measuring period. Each officer may receive as few as zero shares and as many as twice the target amount of shares. One-third of the award will be based on the Company’s Return on Invested Capital compared to the Return on Invested Capital of the companies in a designated peer group. One-third of the award will be based on the Company’s total return compared to the total return of the companies in a designated peer group. One-third of the award will be based on the amount of the Company’s total return compared to a Board-established total return goal. For 2018, the peer group consists of the following 10 publicly-traded lodging REITs: Apple Hospitality REIT, Inc., Ashford Hospitality Trust, Inc., Chesapeake Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Host Hotels & Resorts, Inc., Pebblebrook Hotel Trust, Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotel & Resorts, Inc.
After the actual amount of the performance-based share award is determined (or earned) on the determination date, the earned shares will be fully vested and generally transferable. Dividends will be deemed to have accrued on all of the earned shares during the measuring period until the determination date. Such accrued dividends on earned shares will be paid to the awardee on the determination date. Thereafter, the awardee is entitled to receive dividends as declared and paid on the earned shares and to vote such shares.
Pursuant to applicable disclosure rules, the Company’s 2018 executive compensation program will be discussed in more detail and will be reflect in the “Summary Compensation Table” and other compensation tables in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders.

EXECUTIVE OFFICER COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to the Named Executive Officers for the year shown as consideration for services rendered to the Company.
With respect to long-term equity incentive awards, the dollar amounts indicated in the table below under “Share Awards” are the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). With respect to performance-based share awards, the dollar value computed is based on the probable outcome of the performance conditions as of the grant date of the award. Dividends on unvested share awards are factored into the grant date fair value of the share award pursuant to FASB ASC Topic 718.

Name and Principal Position	Year	Salary	Bonus	Share Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total

Michael D. Barnello	2017	$850,000	$—	$3,212,348	$1,984,637	$49,415	(3)	$6,096,400
President and Chief Executive Officer	2016	831,000	—	2,164,748	1,504,260	44,294		4,544,302
	2015	815,000	—	2,084,249	1,388,040	48,214		4,335,503
Kenneth G. Fuller (1)	2017	450,000	—	730,077	517,731	17,838	(4)	1,715,646
Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2016	274,359	200,000	536,973	234,884	25,188		1,271,404
	2015	—	—	—	—	—		—
Alfred L. Young	2017	530,000	—	1,518,598	707,566	46,078	(5)	2,802,242
Executive Vice President and Chief Operating Officer	2016	521,000	—	1,038,536	534,300	22,704		2,116,540
	2015	510,167	—	1,000,550	494,070	32,243		2,037,030
_________________________________

(1)	Mr. Fuller was appointed the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer chief on April 25, 2016.

(2)
For more information regarding the Company’s assumptions made in the valuation of time-based restricted share awards and performance-based share awards, see note 7 to the financial statements included in the Company’s Form 10-K for the period ended December 31, 2017. Dividends on unvested share awards are factored into the grant date fair value of the share award pursuant to FASB ASC Topic 718.

The value of performance-based share awards granted in 2017 for Messrs. Barnello, Fuller and Young was $1,980,000, $450,000 and $935,000, respectively, assuming that on the grant date of the awards, the target level of performance was probable and the target value of the awards would be earned. The table below shows the dollar value of performance-based share awards for each of Messrs. Barnello, Fuller and Young assuming that on the grant date of the awards, the highest level of performance was probable and the maximum value of the awards would be earned. The value of the performance-based share awards are dependent on the Company’s performance over a three-year period and there is no assurance that the target or maximum value of the awards will be earned.

	Maximum Value of Performance-Based Share Awards Assuming Highest Performance Level
	Barnello	Fuller	Young
2017	$3,959,982	$899,988	$1,869,996
2016	2,635,979	600,020	1,263,989
2015	2,583,870	—	1,239,928

(3)
“All Other Compensation” consists of (i) $1,242 in Company-paid life insurance premiums, (ii) $3,213 in Company-paid long-term disability insurance premiums, (iii) $10,800 in employer matching contributions to the Company’s 401(k), (iv) $30,000 in employer matching charitable contributions, and (v) $4,160 in Board recommended executive health program.

(4)
“All Other Compensation” consists of (i) $538 in Company-paid life insurance premiums, (ii) $10,800 in employer matching contributions to the Company’s 401(k), and (iii) $6,500 in employer matching charitable contributions.

(5)
“All Other Compensation” consists of (i) $1,242 in Company-paid life insurance premiums, (ii) $10,800 in employer matching contributions to the Company’s 401(k), (iii) $30,000 in employer matching charitable contributions, and (iv) $4,036 in Board recommended executive health program.

2017 Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in 2017 to the Named Executive Officers. The dollar amounts indicated under “Grant Date Fair Value” is the full fair value of each restricted share award computed in accordance with FASB ASC Topic 718, which, with respect to the value of performance-based share awards, is based on the probable outcome of the performance conditions as of the grant date of the award.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (in number of shares)(2)			All Other Share Awards: Number of Shares(3)	Grant Date Fair Value
Name	Date of Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Michael D. Barnello
Annual Cash Incentive Bonus		$—	$1,150,000	$2,300,000
Time-Based	March 23, 2017							45,470	$1,319,994
Performance-Based	March 23, 2017				17,052	34,103	68,206		923,970
Performance-Based	March 23, 2017				17,051	34,102	68,204		968,384

Kenneth G. Fuller
Annual Cash Incentive Bonus		—	300,000	600,000
Time-Based	March 23, 2017							10,334	299,996
Performance-Based	March 23, 2017				3,876	7,751	15,502		210,006
Performance-Based	March 23, 2017				3,875	7,750	15,500		220,075

Alfred L. Young
Annual Cash Incentive Bonus		—	410,000	820,000
Time-Based	March 23, 2017							21,529	624,987
Performance-Based	March 23, 2017				8,052	16,104	32,208		436,311
Performance-Based	March 23, 2017				8,052	16,104	32,208		457,300
_________________________________

(1)	For the year ended December 31, 2017, the Compensation Committee approved annual cash incentive bonuses for Messrs. Barnello, Fuller and Young of $1,984,637, $517,731 and $707,566, respectively.

(2)
One-half of the actual amount of the award will be determined on January 1, 2020 and will depend on the Company’s Return on Invested Capital and the total return of the Common Shares over a three-year period beginning with the closing price of the Common Shares on December 31, 2016, and ending with the closing price of the Common Shares on December 31, 2019. One-half of the actual amount of the award will be determined on July 1, 2020 and will depend on the Company’s Return on Invested Capital and the total return of the Common Shares over a three-year period beginning with the closing price of the Common Shares on June 30, 2017, and ending with the closing price of the Common Shares on June 30, 2020. For more information regarding the performance criteria for these awards, see “Compensation Discussion and Analysis—2017 Executive Compensation—Long-Term Equity Incentive Awards.”

(3)
These shares will vest annually in three equal installments beginning on or about January 1, 2018. For additional information, see “Compensation Discussion and Analysis—2017 Executive Compensation—Long-Term Equity Incentive Awards.”

2017 Share Options and Share Vesting
The Company has not granted share option awards since 2002. All share options previously issued have vested and have been exercised. The following table sets forth information with respect to the vesting of time-based restricted shares and performance-based shares held by the Named Executive Officers during 2017:

			Share Awards
Name	Vesting Date	Closing Market Price	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael D. Barnello	January 1, 2017	$30.47	47,786	$1,456,039
	February 27, 2017	$29.19	26,000	758,940
	June 30, 2017	$29.80	50,000	1,490,000
	July 1, 2017	$29.80	40,000	1,192,000
	August 11, 2017	$28.11	25,772	724,451
	December 31, 2017	$28.07	34,209	960,247
Kenneth G. Fuller	January 1, 2017	$30.47	3,509	106,919
	December 31, 2017	$28.07	6,954	195,199
Alfred L. Young	January 1, 2017	$30.47	22,550	687,099
	February 27, 2017	$29.19	12,599	367,765
	August 11, 2017	$28.11	12,488	351,038
Outstanding Equity Awards at Fiscal Year-End 2017
The following table sets forth information with respect to outstanding equity awards held by the Named Executive Officers as of December 31, 2017. The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the FASB ASC Topic 718 values or the compensation expense recognized by the Company on its financial statements for fiscal year 2017 with respect to its long-term equity incentive plan awards. In addition, the number of unearned performance-based share awards are presented at threshold amounts that may be earned pursuant to the awards. For more information regarding the threshold, target and maximum amounts with respect to performance-based share awards granted in 2017, see “—2017 Grants of Plan-Based Awards.”

	Share Awards
Name	Number of Shares That Have Not Vested (3)	Market Value of Shares That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (Unearned Performance-Based Shares)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested (Unearned Performance-Based Shares)(2)
Michael D. Barnello	41,967	$1,178,014	76,948	$2,159,930
Kenneth G. Fuller	10,397	291,844	14,067	394,861
Alfred L. Young	36,272	1,018,155	36,655	1,028,906
_________________________________
(1)     Based on the Common Share closing price of $28.07 on December 29, 2017.

(2)	Based on the Common Share closing price of $28.07 on December 29, 2017 and assumes that the Named Executive Officers earn the threshold amounts of performance-based share awards. See footnote 4 below.

(3)	The following table summarizes the portion of time-based restricted share awards that remain unvested as of December 31, 2017. The table also provides information about the applicable vesting periods.

		Number of Restricted Shares Granted to Named Executive Officers
Grant Date	Closing Market Price	Michael D. Barnello	Kenneth G. Fuller	Alfred L. Young	Common Shares Vesting Periods
March 19, 2015	$38.84	—	—	3,553	Over three years in equal installments on an annual basis
March 18, 2016	$25.14	11,654	—	11,190	Over three years in equal installments on an annual basis
April 25, 2016	$23.75	—	3,508	—	Over three years in equal installments on an annual basis
March 23, 2017	$29.03	30,313	6,889	21,529	Over three years in equal installments on an annual basis

(4)
The following table summarizes the performance-based share awards (at threshold amounts) for which a portion of the Common Shares remain unearned as of December 31, 2017. The table also provides information about the applicable vesting periods, assuming the performance-based shares are earned at the conclusion of the applicable measuring period.

		Number of Performance-Based Shares Granted to Named Executive Officers
Grant Date	Closing Market Price	Michael D. Barnello	Kenneth G. Fuller	Alfred L. Young	Vesting Periods
March 19, 2015	$38.84	8,316	—	3,991	Common Shares immediately vest, if earned, on the determination date
March 19, 2015	$38.84	8,316	—	3,991	Common Shares immediately vest, if earned, on the determination date
March 18, 2016	$25.14	13,107	—	6,284	Common Shares immediately vest, if earned, on the determination date
March 18, 2016	$25.14	13,106	—	6,285	Common Shares immediately vest, if earned, on the determination date
April 25, 2016	$23.75	—	3,158	—	Common Shares immediately vest, if earned, on the determination date
April 25, 2016	$23.75	—	3,158	—	Common Shares immediately vest, if earned, on the determination date
March 23, 2017	$29.03	17,052	3,876	8,052	Common Shares immediately vest, if earned, on the determination date
March 23, 2017	$29.03	17,051	3,875	8,052	Common Shares immediately vest, if earned, on the determination date

Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2017, relating to equity compensation plans of the Company pursuant to which grants of options, restricted shares, restricted share units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	96,357	(1)	None	(1)	2,008,220	(2)
Equity compensation plans not approved by security holders	None		None		None
Total	96,357		None		2,008,220
_________________________________

(1)
Represents 96,357 Deferred Common Shares that were previously issued under the Company’s 1998 Share Option and Incentive Plan, the 2009 Equity Incentive Plan and the 2014 Plan. Deferred Common Shares have no exercise price.

(2)
Of the remaining number of securities available for future issuance under the equity compensation plans, 503,284 shares are reserved for future issuance under the 2014 Plan for outstanding performance-based share awards and 2,008,220 shares are available for future issuance under the 2014 Plan.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K promulgated by the SEC, the Company is providing the following information about the ratio of the median employee’s total annual compensation to the total annual compensation of the Company’s Chief Executive Officer for the year ended December 31, 2017:

•	Median employee total annual compensation (excluding the Chief Executive Officer)—$121,410

•	Chief Executive Officer total annual compensation (as reported in the “Summary Compensation Table” presented above)—$6,096,400

•	Ratio of Chief Executive Officer to median employee total annual compensation—50:1
In determining the median employee, the Company prepared a list of all employees as of December 31, 2017 and reviewed the amount of salary, wages and equity awards of all such employees as reflected in the Company’s payroll records reported to the Internal Revenue Service on Form W-2 for 2017. The Company had 36 employees as of December 31, 2017. The Company identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation.  Since all employees are located in the United States, the Company did not make any cost-of-living adjustments in identifying the median employee.  Once the median employee was identified, the Company combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC, resulting in median employee total annual compensation of $121,410.  Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION
Change in Control Severance Agreements
The Company previously entered into change in control severance agreements with each of its Named Executive Officers to provide benefits to each in the event his employment is terminated in certain circumstances. The Compensation Committee believes that such severance agreements are in the best interests of the Company and its shareholders to ensure the continued employment and dedication of the Named Executive Officers by diminishing the inevitable distraction of such employees created by the personal uncertainties and risks associated with a potential change in control. Providing critical employees with defined compensation and benefits arrangements upon a change in control may help ensure that such employees’ compensation and benefits expectations will be satisfied. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device and that many companies with which the Company competes for executive talent have customarily had similar arrangements in place for their senior employees.
The Compensation Committee reviews the terms of the severance agreements annually. As described in more detail below, because each Named Executive Officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors considered by the Compensation Committee when annually reviewing the Named Executive Officer’s total compensation and severance agreement terms.
Change in Control Severance Agreement with Mr. Barnello
The Company’s amended and restated change in control severance agreement with Mr. Barnello became effective on October 19, 2009 for an initial term of three years; provided, however, that each term is automatically extended at the end of such term for a successive one-year term unless, not less than six months prior to the termination of the then existing term, the Board provides notice to Mr. Barnello of its intent not to extend the term further. Mr. Barnello may terminate the agreement prior to the expiration of the term as described below.
Termination in Connection with a Change in Control
Upon 30 days’ prior written notice to the Company, Mr. Barnello may terminate his employment for “good reason” in connection with a change in control. Pursuant to the terms of the severance agreement, “good reason” shall mean the occurrence of certain specified events, without Mr. Barnello’s prior written consent, in connection with or within one year after a change in control. The agreement with Mr. Barnello provides that upon the termination of his employment either by the Company without “cause” or by Mr. Barnello for “good reason” within one year of a change in control of the Company, Mr. Barnello will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•
a lump sum cash payment equal to the product of three times the sum of (x) Mr. Barnello’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Barnello with respect to the three most recent fiscal years ending before the date of termination; and

•
additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Cause
If Mr. Barnello is terminated without “cause” and not in connection with or within one year of a change in control of the Company, Mr. Barnello will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•
a lump sum cash payment equal to the sum of (x) Mr. Barnello’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Barnello with respect to the three most recent fiscal years ending before the date of termination; and

•
additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination with Cause or without Good Reason
If Mr. Barnello is terminated with “cause” or if Mr. Barnello voluntarily terminates his employment without “good reason,” Mr. Barnello will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination; and

•	additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.
Change in Control Severance Agreements with Messrs. Fuller and Young
The Company’s change in control severance agreements with Messrs. Fuller and Young became effective on April 25, 2016 and November 3, 2009, respectively, each for an initial term of three years; provided, however, that the term is automatically extended at the end of such term for a successive one-year term unless, not less than six months prior to the termination of the then existing term, the Board provides notice to the executive officer of its intent not to extend the term further. Messrs. Fuller and Young may terminate their respective agreements prior to the expiration of the term as described below.
Termination in Connection with a Change in Control
Upon 30 days’ prior written notice to the Company, each executive officer may terminate his employment for “good reason.” Pursuant to the terms of the severance agreements, “good reason” shall mean the occurrence of certain specified events, without the executive officer’s prior written consent, in connection with or within one year after a change in control. The agreements with Messrs. Fuller and Young provide that upon termination of the executive officer either by the Company without “cause” or by the executive officer for “good reason” within one year of a change in control of the Company, the executive officer will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•
a lump sum cash payment equal to the product of two times the sum of (x) the executive officer’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to the executive officer with respect to the three most recent fiscal years ending before the date of termination; and

•
additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Cause
If the executive officer is terminated without “cause” and not in connection with or within one year of a change in control of the Company, the executive officer will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•
a lump sum cash payment equal to the sum of (x) the executive officer’s then current annual base salary, plus (y) one half of the average of the annual cash incentive bonuses paid to the executive officer with respect to the three most recent fiscal years ending before the date of termination; and

•
additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination with Cause or without Good Reason
If the executive officer is terminated with “cause” or the executive officer voluntarily terminates his employment without “good reason,” the executive officer will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination; and

•	additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.
The Company anticipates that until March 2019, in calculating any lump sum cash payment under Mr. Fuller’s severance agreement based on an average of bonuses paid over the three prior years, the target amount of the annual cash incentive bonus of Mr. Fuller will be used for any year or years for which an actual bonus had not been paid because Mr. Fuller was not employed long enough to be eligible to receive a bonus (i.e., if he had not been employed long enough to have been eligible to receive a bonus for the prior three years).
Other Key Severance Agreement Terms
As a condition of any severance payment and related benefits described above, each of Messrs. Barnello, Fuller and Young has agreed to a general release of any and all claims relating to the executive officer’s employment. In addition, each has agreed, for a one-year period, not to solicit, hire or recruit employees or trustees of the Company either directly or indirectly for his own account or for another party.
Under the terms of each of their severance agreements, Messrs. Barnello and Young are entitled to a tax gross-up payment under certain conditions in the event that their employment is terminated in connection with a change in control. The tax gross-up payment reinforces the purpose of the severance agreements, which is to incentivize critical employees to remain at the Company by providing them with a guaranteed level of financial protection upon loss of employment and alleviating their concerns about their own continued employment prior to or following a change in control. The Company has adopted a policy that it will not enter into an agreement with a new executive officer that includes a tax gross-up provision with respect to payments contingent upon a change in control.

Vesting of Long-Term Equity Incentive Awards
The terms of the outstanding time-based restricted share award agreements with the Named Executive Officers generally provide that:

•	Upon a change in control of the Company, the unvested shares vest.

•	Upon termination of the Named Executive Officer’s employment with the Company by the Company without “cause,” the unvested shares vest.

•	Upon termination of the Named Executive Officer’s employment with the Company because of the Named Executive Officer’s death or disability, the unvested shares vest.

•	Upon termination of the Named Executive Officer’s employment with the Company by the Company for “cause,” the unvested shares are forfeited.
The time-based restricted share award agreements do not provide, in the absence of a change in control of the Company, for acceleration of the unvested shares in the event the Named Executive Officer terminates his employment with the Company, for any reason other than death, disability or, under certain conditions, retirement.
The terms of the outstanding performance-based share award agreements with the Named Executive Officers generally provide that:

•
In the event of a Named Executive Officer’s death or disability during the “earning” period of the award agreement (which is generally a designated three-year performance period specified at the time the award is granted), the performance-based share awards will be measured early, as of the date of death or disability (with the measuring period and cumulative return goals reduced accordingly), and all earned shares and deferred dividends thereon will vest immediately and be paid promptly thereafter, except that the number of shares subject to the award will be reduced pro rata, based on the amount of time elapsed in the measuring period compared to the full, original measuring period.

•
In the event of a change in control in the Company during the “earning” period of the award agreement, the performance-based share awards will be measured early, as of the date of the change in control (with the measuring period and cumulative return goals reduced accordingly), and all earned shares and deferred dividends thereon will vest immediately and be paid promptly thereafter. The amount of the awards will not be pro rated as in the case of death or disability.

•
In the event the Company terminates a Named Executive Officer’s employment with the Company for “cause,” or the Named Executive Officer terminates his employment with the Company without “good reason,” all unearned or unvested shares under the award agreement are forfeited.

•
In the event that the Company terminates a Named Executive Officer’s employment with the Company without “cause,” or a Named Executive Officer terminates his employment with the Company for “good reason” during the “earning” period of the award agreement, the performance-based share awards will be measured early, as of the date of termination (with the measuring period and cumulative return goals reduced accordingly), and all earned shares and deferred dividends thereon shall vest immediately and be paid promptly thereafter, except that the number of shares subject to the award will be reduced pro rata, based on the amount of time elapsed in the measuring period compared to the full, original measuring period.

For purposes of the time-based and performance-based share award agreements, the definitions of “cause,” “good reason” and “change in control” are similar but not identical to the definitions contained in the change in control severance agreements. For example, the definition of “good reason” for purposes of the performance-based share award agreements does not include any requirement of a change in control.
Cash Stay Bonus Following a Change in Control
If a Named Executive Officer remains employed by the Company on the first anniversary of a change in control event, the Named Executive Officer is entitled to receive a lump sum cash stay bonus. For Mr. Barnello, the cash stay bonus is equal to the sum of (x) his base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Barnello with respect to the three most recent fiscal years. As of December 31, 2017, based on Mr. Barnello’s 2017 base salary and his average annual cash incentive bonus paid for 2014, 2015 and 2016, Mr. Barnello’s cash stay bonus would be equal to $2,319,273.
For Mr. Fuller, the cash stay bonus is equal to one half of the sum of (x) his base salary, plus (y) the average of the annual cash incentive bonus paid to Mr. Fuller with respect to 2016 and the target amount of his annual cash incentive bonus for 2017. As of December 31, 2017, based on Mr. Fuller’s 2017 base salary and the average of his annual cash incentive bonus paid for 2016 and the target amount of his annual cash incentive bonus for 2017, Mr. Fuller’s cash stay bonus would equal $358,721.
For Mr. Young, the cash stay bonus is equal to one half of the sum of (x) his base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Young with respect to the three most recent fiscal years. As of December 31, 2017, based on Mr. Young’s 2017 base salary and his average annual cash incentive bonus paid for 2014, 2015 and 2016, Mr. Young’s cash stay bonus would be equal to $527,169.
Retirement Policy
Since January 2007, the Company has had a retirement policy for Named Executive Officers. The policy is designed to reward years of dedication and service to the Company. Under the policy, all previously-granted equity awards to a Named Executive Officer who is at least 60 years old and who has served the Company at least 20 years will immediately vest. Performance-based share awards will be measured as of the retirement date (with the measuring period and cumulative return goals reduced accordingly).
None of the Company’s Named Executive Officers has met the age or service requirements to be eligible for benefits under this policy.

CHANGE IN CONTROL AND TERMINATION PAYMENT TABLES
The tables on the following pages indicate the cash amounts, accelerated vesting and other payments and benefits that the Named Executive Officers would be entitled to under various circumstances pursuant to the terms of the 2014 Plan, the agreements governing awards made under the 2014 Plan, the change in control severance agreements and the Company’s retirement policies. In all cases, each Named Executive Officer is entitled to a cash payment consisting of his salary, bonus and cash equivalent of vacation time earned but not paid as of the termination date. Each of the following tables assumes that the change in control or separation, as applicable, occurred on December 31, 2017.
Michael D. Barnello—President and Chief Executive Officer
Payments Upon Termination Without Change in Control

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment	$—	$2,319,273	$—	$—
Cash Payment for Time-Based Restricted Shares	—	1,178,014	—	—
Cash Payment for Performance-Based Shares	—	2,035,839	2,035,839	—
Dividends Awarded on Performance-Based Shares(1)	—	275,774	275,774	—
Excise Tax Gross-Up Payments	—	—	—	—
TOTAL	$—	$5,808,900	$2,311,613	$—

(1) Dividends are awarded only with respect to the earned performance-based shares.

Payments Upon Change in Control and Termination With Change in Control

	Accelerated Vesting Upon a Change in Control	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment	$—	$—	$6,957,820	$6,957,820	$—
Cash Payment for Time-Based Restricted Shares	1,178,014	—	1,178,014	1,178,014	—
Cash Payment for Performance-Based Shares	3,865,524	—	3,865,524	3,865,524	—
Dividends Awarded on Performance-Based Shares(1)	451,945	—	451,945	451,945	—
Excise Tax Gross-Up Payments(2)	—	—	—	—	—
TOTAL	$5,495,483	$—	$12,453,303	$12,453,303	$—

(1) Dividends are awarded only with respect to the earned performance-based shares.
(2) Represents a payment by the Company to the Named Executive Officer in an amount equal to the federal excise tax on qualifying termination compensation plus all federal, state and local income taxes payable with respect to the excise tax payment.

Payments With or Without Change in Control

	Death(1)	Disability	Retirement
Cash Payment	$—	$—	$—
Cash Payment for Time-Based Restricted Shares	1,178,014	1,178,014	—
Cash Payment for Performance-Based Shares	2,035,839	2,035,839	—
Dividends Awarded on Performance-Based Shares(2)	275,774	275,774	—
Excise Tax Gross-Up Payments	—	—	—
TOTAL	$3,489,627	$3,489,627	$—

(1) Each Named Executive Officer receives benefits per life insurance policies and disability policies. (2) Dividends are awarded only with respect to the earned performance-based shares.
Kenneth G. Fuller —Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Payments Upon Termination Without Change in Control

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment	$—	$583,721	$—	$—
Cash Payment for Time-Based Restricted Shares	—	291,844	—	—
Cash Payment for Performance-Based Shares	—	347,978	347,978	—
Dividends Awarded on Performance-Based Shares(1)	—	39,955	39,955	—
TOTAL	$—	$1,263,498	$387,933	$—

(1) Dividends are awarded only with respect to the earned performance-based shares.
Payments Upon Change in Control and Termination With Change in Control

	Accelerated Vesting Upon a Change in Control	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment	$—	$—	$1,434,884	$1,434,884	$—
Cash Payment for Time-Based Restricted Shares	291,844	—	291,844	291,844	—
Cash Payment for Performance-Based Shares	763,117	—	763,117	763,117	—
Dividends Awarded on Performance-Based Shares(1)	79,176	—	79,176	79,176	—
TOTAL	$1,134,137	$—	$2,569,021	$2,569,021	$—

(1) Dividends are awarded only with respect to the earned performance-based shares.

Payments With or Without Change in Control

	Death(1)	Disability	Retirement
Cash Payment	$—	$—	$—
Cash Payment for Time-Based Restricted Shares	291,844	291,844	—
Cash Payment for Performance-Based Shares	347,978	347,978	—
Dividends Awarded on Performance-Based Shares(2)	39,955	39,955	—
TOTAL	$679,777	$679,777	$—

(1) Each Named Executive Officer receives benefits per life insurance policies and disability policies. (2) Dividends are awarded only with respect to the earned performance-based shares.
Alfred L. Young—Executive Vice President and Chief Operating Officer
Payments Upon Termination Without Change in Control

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment	$—	$792,168	$—	$—
Cash Payment for Time-Based Restricted Shares	—	1,018,155	—	—
Cash Payment for Performance-Based Shares	—	974,078	974,078	—
Dividends Awarded on Performance-Based Shares(1)	—	132,126	132,126	—
Excise Tax Gross-Up Payments	—	—	—	—
TOTAL	$—	$2,916,527	$1,106,204	$—

(1) Dividends are awarded only with respect to the earned performance-based shares.
Payments Upon a Change in Control and Termination With Change in Control

	Accelerated Vesting Upon a Change in Control	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment	$—	$—	$2,108,673	$2,108,673	$—
Cash Payment for Time-Based Restricted Shares	1,018,155	—	1,018,155	1,018,155	—
Cash Payment for Performance-Based Shares	1,844,445	—	1,844,445	1,844,445	—
Dividends Awarded on Performance-Based Shares(1)	216,157	—	216,157	216,157	—
Excise Tax Gross-Up Payments(2)	—	—	—	—	—
TOTAL	$3,078,757	$—	$5,187,430	$5,187,430	$—

(1) Dividends are awarded only with respect to the earned performance-based shares.
(2) Represents a payment by the Company to the Named Executive Officer in an amount equal to the federal excise tax on qualifying termination compensation plus all federal, state and local income taxes payable with respect to the excise tax payment.

Payments With or Without Change in Control

	Death(1)	Disability	Retirement
Cash Payment	$—	$—	$—
Cash Payment for Time-Based Restricted Shares	1,018,155	1,018,155	—
Cash Payment for Performance-Based Shares	974,078	974,078	—
Dividends Awarded on Performance-Based Shares(2)	132,126	132,126	—
Excise Tax Gross-Up Payments	—	—	—
TOTAL	$2,124,359	$2,124,359	$—

(1) Each Named Executive Officer receives benefits per life insurance policies and disability policies. (2) Dividends are awarded only with respect to the earned performance-based shares.

COMPENSATION COMMITTEE REPORT
The following is a report by the Compensation Committee of the Board submitted in connection with its review of the Compensation Discussion and Analysis section of this Proxy Statement.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on such review and discussion, the Compensation Committee recommended to the Board (and the Board approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Trustees
Jeffrey T. Foland (Chair)
Denise M. Coll
Jeffrey L. Martin
Donald A. Washburn

AUDIT COMMITTEE REPORT
The following is a report by the Audit Committee of the Board submitted in connection with its review of the Company’s financial reports for the fiscal year ended December 31, 2017. Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, in accordance with the charter of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and KPMG LLP the audited financial statements for LaSalle Hotel Properties for the fiscal year ended December 31, 2017.
In addition, the Audit Committee has (i) discussed with the representatives of KPMG LLP the matters required to be discussed by the Statement on Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, (ii) discussed and received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and (iii) discussed with KPMG LLP the auditors’ independence from the Company and management.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
The members of the Audit Committee have oversight responsibilities only and are not acting as experts in accounting and auditing. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with GAAP, that the financial statements are presented in accordance with GAAP or that KPMG LLP is in fact “independent.”
Submitted by the Audit Committee of the Board of Trustees
Darryl Hartley-Leonard (Chair)
Denise M. Coll
Jeffrey L. Martin
Donald A. Washburn

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
The Audit Committee of the Board has selected the accounting firm of KPMG LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2018, and the Board is asking shareholders to ratify this appointment. Although current law, rules and regulations, as well as the Audit Committee charter, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice. KPMG LLP has served as the Company’s independent registered public accounting firm since the Company’s formation in January 1998 and is considered by management of the Company to be well qualified.
A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Fee Disclosure
The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the years ended December 31, 2017 and December 31, 2016:

	Year Ended	Year Ended
	December 31, 2017	December 31, 2016
Audit Fees	$1,208,745	$1,281,419
Audit-Related Fees	—	—
Tax Fees	798,197	654,889
All Other Fees	—	—
Total	$2,006,942	$1,936,308

Audit Fees
Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements (including property-level audits and an audit of LaSalle Hotel Lessee, Inc., the Company’s taxable REIT subsidiary), review of the interim consolidated financial statements included in quarterly reports, review of registration statements and the preparation of comfort letters, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.
Audit-Related Fees
Audit-related fees consist of fees billed for professional services in connection with acquisitions and dispositions, and other audit or attest services.
Tax Fees
Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions and dispositions tax planning.

All Other Fees
All other fees consist of fees for products and services other than services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”
KPMG LLP did not perform any services for the Company during years ended December 31, 2017 and 2016 other than services described under “Audit Fees” and “Tax Fees.”
Pre-Approval Policy
The Audit Committee or its chairperson pre-approves all services rendered by the Company’s independent registered public accountants. All of the fees paid to KPMG LLP that are described above were approved by the Audit Committee or its chairperson.
The Audit Committee has considered whether (and has determined that) the provision by KPMG LLP of the services described under “Tax Fees” is compatible with maintaining KPMG LLP’s independence from the Company and management.
Vote Required
The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of the Company’s independent registered public accounting firm, which is considered a routine matter. For purposes of the vote on the ratification of the appointment of the Company’s independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote.
Recommendation
The Board of Trustees recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.

PROPOSAL 3:
ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION
Proposal
Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding shareholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as a “say-on-pay” proposal or resolution.  At the Company’s 2017 Annual Meeting of Shareholders held on May 4, 2017, the shareholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers.  A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers every year, which was consistent with the recommendation of the Board. The Board considered the voting results with respect to the frequency proposal and other factors, and the Board currently intends to hold a non-binding, advisory vote on the executive compensation program every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of the Company’s Named Executive Officers at the 2023 Annual Meeting of Shareholders.
Accordingly, the Company is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse the Company’s executive compensation program for the Named Executive Officers by voting for or against the following resolution.
“—RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
While this vote is advisory and not binding on the Company, it will provide information to the Board and the Compensation Committee regarding shareholder sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2018 and beyond.
Additional Information
As described in detail under the heading “Compensation Discussion and Analysis” above, the Company seeks to closely align the interests of its executive officers with the interests of its shareholders. The Company’s compensation programs are designed to reward the executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Following is a summary of some of the primary components and rationale of the Company’s compensation philosophy.
Compensation should reinforce business objectives and Company values. The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the individual and corporate performance goals designed by the Compensation Committee. The Company’s executive compensation package should reflect this work environment and performance expectations.
Key executive officers should be retained. The primary purpose of the Company’s executive compensation program has been and is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.

Compensation should align interests of executive officers with shareholders. The Company’s executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to peers of the Company, taking into consideration the Company’s competitive position within the real estate industry and each executive’s long-term career contributions to the Company.
A significant amount of compensation for top executive officers should be based on performance. Performance-based pay aligns the interest of management with the Company’s shareholders. Performance-based compensation motivates and rewards individual efforts and Company success. Approximately 50% to 60% of the executive officer’s total target annual compensation is linked to individual or company performance.
Compensation should be competitive. To attract and reduce the risk of losing the services of valuable managers but avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee, with the help of outside advisors, assesses the competitiveness of the Company’s compensation to its executive officers by comparison to compensation of executive officers at other public companies. The Compensation Committee has regularly retained the services of Willis Towers Watson, an independent human resources and compensation consulting firm, to report on current market trends and provide market data for the compensation of the Named Executive Officers.
Share ownership guidelines align interests of executive officers with shareholders. The Compensation Committee has established share ownership guidelines for the Named Executive Officers. The Compensation Committee believes that requiring the executive officers to maintain a meaningful ownership interest in the Company relative to their annual base salaries encourages the executive officers to act in a manner that creates value for the Company’s shareholders.
Vote Required
The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required to approve, by non-binding vote, executive compensation. For purposes of the vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Recommendation
The Board of Trustees recommends a vote FOR the approval of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 4:
APPROVAL OF AN AMENDMENT
TO THE COMPANY’S BYLAWS
Proposal
The Company is asking shareholders to approve an amendment to the Company’s bylaws (the “Proposed Bylaw Amendment”) to add a provision which permits shareholders to amend the Company’s bylaws. In accordance with Maryland law, the bylaws currently provide that the Board has the exclusive authority to adopt, alter or repeal any provision of the Company’s bylaws and to make new bylaws; however, the Board has determined to voluntarily submit the Proposed Bylaw Amendment for shareholder consideration. The effectiveness of the Proposed Bylaw Amendment is expressly conditioned on shareholder approval at the Annual Meeting, and accordingly, the Board will reconsider the Proposed Bylaw Amendment if it is not approved by the shareholders at the Annual Meeting.
The Proposed Bylaw Amendment would allow shareholders to amend the Company’s bylaws by a majority vote of the outstanding shares entitled to be cast on the matter, pursuant to a binding proposal submitted for approval at a duly called annual meeting or special meeting of shareholders by a shareholder, or group of up to 20 shareholders, owning at least 3% of the outstanding Common Shares continuously for at least the prior three years. The foregoing right to submit a binding proposal to amend the bylaws would be subject to additional eligibility, procedural and disclosure requirements set forth in Sections 2.03 and 2.13 of Article II of the bylaws. In addition, pursuant to the terms of the Proposed Bylaw Amendment, a shareholder proposal submitted under such provision, may not alter or repeal (i) Article XII of the bylaws, which provides for indemnification of trustees and officers of the Company, or (ii) Article XIV of the bylaws, which addresses procedures for amendment of the bylaws, without the approval of the Board.
A copy of the Proposed Bylaw Amendment is attached as Appendix B to this Proxy Statement and is incorporated by reference into this proposal.
Background and Reasons for the Proposed Bylaw Amendment
In connection with its regular review of the Company’s corporate governance structure, the Nominating and Governance Committee considered whether changing the Company’s bylaws to grant shareholders the concurrent right to amend the bylaws was in the best interests of the Company and shareholders. After careful consideration of this matter and in light of the considerations discussed in more detail below, the Nominating and Governance Committee and the Board concluded that the adoption of the Proposed Bylaw Amendment achieves a reasonable balance between enhancing shareholder rights and adequately protecting shareholder interests.
The shareholder proponent ownership requirement in the Proposed Bylaw Amendment broadly enables shareholders who have a meaningful and long-term interest in the Company to propose binding amendments to the Company’s bylaws.
The Board recognizes that allowing all shareholders the ability to submit binding proposals to amend the bylaws is viewed by some as an important governance best practice. However, unlike the Company’s trustees, under Maryland law, shareholders of the Company do not have any duty or obligation to act in the best interest of the Company and are permitted to take or recommend actions that are in their own individual interests as shareholders without taking into account the broader interests of the Company or other shareholders. As a result, the Board believes that a shareholder without a meaningful stake in the Company should not be entitled to submit binding proposals to amend the bylaws, particularly, as the Company has seen historically, when those proposals are submitted to advance the interests of individual shareholders, interests which may not be shared by the majority of shareholders.
The Board believes that shareholders who have a meaningful and long-term interest in the Company are the shareholders that will submit proposals more likely to be in the best interest of the Company and shareholders.

Accordingly, those are the shareholders that should be entitled to submit binding proposals to amend the Company’s bylaws.
Shareholders that meet the eligibility requirements in Rule 14a-8 of the Exchange Act will continue to have the right to submit non-binding (precatory) proposals to amend the Company’s bylaws, a process that has served shareholders well for 20 years.
The Company’s shareholders have had, and will continue to have, the right to submit non-binding (precatory) proposals to amend the Company’s bylaws or take other action pursuant to Rule 14a-8 of the Exchange Act, which requires shareholder proponents to own at least $2,000 of Common Shares for one year (which is the equivalent of less than 0.0001% of the outstanding Common Shares). Through this process, the Board, which has a legal duty to act in the best interests of the Company and shareholders, can ensure that any proposed bylaw amendments are prudent and are designed to protect and maximize long-term value for all shareholders.
Throughout the year, the Company’s senior executives communicate extensively with the Company’s shareholders and prospective shareholders on topics ranging from financial and operational performance to corporate governance matters. Historically, the Company’s shareholders have not expressed a concern to management or the Board about not having the concurrent right to amend the Company’s bylaws. In addition, while the Company has received shareholder proposals on other corporate governance matters, the Company has never received a shareholder proposal on this issue, which would seem to indicate that most shareholders do not believe that the lack of concurrent shareholder power to amend the bylaws has a negative impact on the effectiveness of the Company’s corporate governance practices or economic performance.
In addition, the Board strives to be responsive to the Company’s shareholders. The Board has demonstrated its commitment to corporate governance through its willingness to implement shareholder initiatives that the Board determines to be reasonable and in the best interests of the Company’s shareholders. For example, the Board has adopted principles consistent with best practices to ensure the Company remains fully transparent and accountable to shareholders, including the amendments to declassify the Board and provide for the annual election of trustees, to opt out of the classified board provision of Section 3-803 of the MGCL, and to adopt proxy access rights under the so-called “3/3/20/20” model.
Vote Required
The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required to approve the Proposed Bylaw Amendment. For purposes of the vote on the Proposed Bylaw Amendment, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Recommendation
The Board of Trustees recommends a vote FOR the approval of the Proposed Bylaw Amendment as disclosed in this Proxy Statement.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS
The following table sets forth the beneficial ownership of Common Shares for (i) each shareholder of the Company that is known to the Company to be the beneficial owner of 5.0% or more of the Company’s Common Shares as of December 31, 2017 based upon filings made with the SEC, (ii) trustees and Named Executive Officers of the Company, and (iii) all trustees and Named Executive Officers of the Company as a group as of March 9, 2018.
In accordance with SEC rules, each listed person’s beneficial ownership includes all shares the person actually owns beneficially or of record, all shares over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days.
Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by such person and none of the trustees or Named Executive Officers has pledged any of their Common Shares as collateral. Furthermore, unless otherwise indicated, the business address for each of the identified shareholders is the Company’s principal executive office, 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814.

	Common Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent of Total

BlackRock, Inc.(2)	15,126,088	13.40
Long Pond Capital, LP/Long Pond Capital GP, LLC/John Khoury(3)	5,780,546	5.10
Morgan Stanley/Morgan Stanley Investment Management Inc.(4)	7,294,025	6.40
State Street Corporation(5)	5,904,588	5.22
The Vanguard Group — 23-1945930(6)	18,257,393	16.12
Vanguard Specialized Funds — Vanguard REIT Index Fund — 23-2834924(7)	7,623,462	6.73
Wellington Management Group LLP/Wellington Group Holdings LLP/Wellington Investment Advisors Holdings LLP/Wellington Management Company LLP (8)	6,421,305	5.67
Michael D. Barnello	188,898	*
Denise M. Coll	23,651	*
Jeffrey T. Foland	15,636	*
Darryl Hartley-Leonard(9)	9,697	*
Jeffrey L. Martin(9)	5,317	*
Stuart L. Scott(9)	76,022	*
Donald A. Washburn	66,330	*
Kenneth G. Fuller	15,807	*
Alfred L. Young	84,146	*
All Trustees and Named Executive Officers as a group (9 persons)	485,504	*

_________________________________
* Represents less than one percent of class.

(1)
For purposes of computing the percentage of outstanding Common Shares held by each person, any Common Shares which such person has the right to acquire within 60 days of March 9, 2018 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(2)
As reflected in a statement on Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 19, 2018. Based on information contained in the Schedule 13G/A, BlackRock, in its capacity as the parent holding company of several subsidiaries, is deemed to have the sole power to vote or to direct the vote with respect to 14,846,549 Common Shares and is deemed to have the sole power to dispose or to direct the disposition with respect to 15,126,088 Common Shares. BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns 5% or more of the Common Shares outstanding. BlackRock has its principal business office at 55 East 52nd Street, New York, New York 10055.

(3)
As reflected in a statement on Schedule 13G filed by Long Pond Capital, LP (“Long Pond LP”), Long Pond Capital GP, LLC (“Long Pond LLC”) and John Khoury with the SEC on February 13, 2018. Based on information contained in the Schedule 13G, each of Long Pond LP, in its capacity as an investment adviser, and Long Pond LLC and Mr. Khoury, in their capacity as a parent holding company or control person, is deemed to have the shared power to vote or direct the vote with respect to 5,780,546 Common Shares and the shared power to dispose or direct the disposition with respect to 5,780,546 Common Shares. Long Pond LP, Long Pond LLC and Mr. Khoury have their principal business office at 527 Madison Avenue, 15th Floor, New York, New York 10022.

(4)
As reflected in a statement on Schedule 13G filed by Morgan Stanley and Morgan Stanley Investment Management Inc. (together, “Morgan Stanley”) with the SEC on February 12, 2018. Based on information contained in the Schedule 13G, Morgan Stanley, in its capacity as an investment adviser and parent holding company, is deemed to have the shared power to vote or direct the vote with respect to 6,254,316 Common Shares and the shared power to dispose or direct the disposition with respect to 6,254,316 Common Shares. Morgan Stanley has its principal business office at 1585 Broadway, New York, New York 10036.

(5)
As reflected in a statement on Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on February 14, 2018. Based on information contained in the Schedule 13G, State Street, in its capacity as a parent holding company, is deemed to have the shared power to vote or direct the vote with respect to 5,904,558 Common Shares and the shared power to dispose or direct the disposition with respect to 5,904,558 Common Shares. State Street has its principal business office at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(6)
As reflected in a statement on Schedule 13G/A filed by The Vanguard Group — 23-1945930 (“Vanguard”) with the SEC on February 9, 2018. Based on information contained in the Schedule 13G/A, Vanguard, in its capacity as an investment adviser, is deemed to have the sole power to vote or direct the vote with respect to 253,439 Common Shares, the shared power to vote or direct the vote with respect to 151,106 Common Shares, the sole power to dispose or to direct the disposition with respect to 17,990,785 Common Shares and the shared power to dispose or direct the disposition with respect to 266,608 Common Shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 115,502 Common Shares or less than one percent of the Common Shares outstanding as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 289,043 Common Shares or less than one percent of the Common Shares outstanding as a result of its serving as investment manager of Australian investment offerings. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
As reflected in a statement on Schedule 13G/A filed by Vanguard Specialized Funds – Vanguard REIT Index Fund – 23-2834924 (“Vanguard Funds”) with the SEC on February 2, 2018. Based on information contained in the Schedule 13G/A, Vanguard Funds, in its capacity as an investment company, is deemed to have the sole power to vote or to direct the vote with respect to 7,623,462 Common Shares. Vanguard Funds has its principal business office at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
As reflected in a statement on Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (collectively, “Wellington”) with the SEC on February 8, 2018. Based on information contained in the Schedule 13G/A, (i) each of Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP, in its capacity as a parent holding company, are deemed to have the shared power to vote or direct the vote with respect to 4,438,554 Common Shares and the shared power to dispose or direct the disposition with respect to 6,421,305 Common Shares, and (ii) Wellington Management Company LLP, in its capacity as an investment adviser, is deemed to have the shared power to vote or direct the vote with respect to 4,270,817 Common Shares and the shared power to dispose or direct the disposition with respect to 6,033,075 Common Shares. Wellington has its principal business office at c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(9)
The number of Common Shares beneficially owned by the following persons does not include the number of Common Shares deferred as a portion or all of such trustees’ annual retainer (as discussed in “Board of Trustees and Its Committees—Trustee Compensation”): Mr. Hartley-Leonard – 16,395; Mr. Martin – 1,361; and Mr. Scott – 84,433. Holders of Deferred Common Shares receive additional deferred shares in an amount equal to the amount of any dividends paid on the Common Shares exchangeable for the outstanding Deferred Common Shares, divided by the average closing price of the Common Shares on the NYSE during the 10 trading days preceding the first day on which the Common Shares begin trading without entitlement to the applicable dividend. The total number of Deferred Common Shares for each trustee discussed in this footnote 10 includes additional deferred shares acquired through dividend reinvestment through December 31, 2017.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers and trustees, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, trustees and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the year ended December 31, 2017, the officers, trustees and 10% Holders timely filed all reports they were required to file under Section 16(a).
Solicitation of Proxies
The cost of solicitation of proxies will be paid by the Company. The trustees, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. The Company will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, although the Company reserves the right to engage solicitors if it deems them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.
Delivery of Materials to Households
The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Company’s proxy materials, unless the affected shareholder has provided the Company with contrary instructions. This procedure provides extra convenience for shareholders and cost savings for companies.
The Company and some brokers, banks or other agents may be householding the Company’s proxy materials. A single Notice and, if applicable, a single set of the proxy materials, including this Proxy Statement, with the Notice of Annual Meeting attached hereto, the accompanying proxy card, the Company’s Annual Report and the Notice, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of the Notice and, if applicable, the proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.
Upon written or oral request, the Company will promptly deliver a separate copy of the Notice and, if applicable, a single set of the proxy materials, to any shareholder free of charge at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, the proxy materials, you may send a written request to LaSalle Hotel Properties, 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, Attn: Kenneth G. Fuller, Corporate Secretary, or call the Company at (301) 941-1500. You can also contact your broker, bank or other nominee to make a similar request. In addition, if you are receiving multiple copies of the Notice and, if applicable, the proxy materials, you can request householding by contacting the Company’s Corporate Secretary in the same manner.

Shareholder Proposals
Shareholder Proposals and Trustee Nominations for Inclusion in the 2019 Proxy Statement
Shareholder proposals intended to be presented at the Company’s 2019 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 22, 2018 in order to be considered for inclusion in the Company’s Proxy Statement relating to the 2019 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act.
In order for an eligible shareholder or group of shareholders to nominate a trustee nominee for election at the Company’s 2019 Annual Meeting of Shareholders pursuant to the proxy access provision of the Company’s bylaws, notice of such nomination and other required information must be received by the Secretary at the principal executive offices of the Company no earlier than the close of business on October 23, 2018 and no later than the close of business on November 22, 2018. The Company’s bylaws state that such notice and other required information must be received by the Secretary of the Company not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the prior year’s annual meeting of shareholders (with adjustments if the date for the upcoming annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the prior year’s annual meeting).
Any such proposal or nomination should be mailed to: LaSalle Hotel Properties, 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, Attn: Kenneth G. Fuller, Corporate Secretary.
Other Shareholder Proposals and Trustee Nominations
For any shareholder proposal or nomination that is not submitted for inclusion in the 2019 Proxy Statement, but is instead sought to be presented directly at the Company’s 2019 Annual Meeting of Shareholders, it must be received by the Secretary at the principal executive offices of the Company no earlier than the close of business on February 1, 2019 and no later than the close of business on March 3, 2019. The Company’s bylaws state that such notice and other required information must be received by the Secretary of the Company not earlier than 90 days nor later than 60 days prior to the first anniversary of the date of the prior year’s annual meeting of shareholders (with adjustments if the date for the upcoming annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the prior year’s annual meeting).
Any such proposal should be mailed to: LaSalle Hotel Properties, 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, Attn: Kenneth G. Fuller, Corporate Secretary.
Additional Matters
The Board does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Trustees

Kenneth G. Fuller
Secretary
Bethesda, Maryland
March 22, 2018

APPENDIX A:
NON-GAAP FINANCIAL MEASURES

LASALLE HOTEL PROPERTIES
EBITDA
(in thousands)
(unaudited)

	For the year ended December 31,
	2017	2016	2015	2014	2013

Net income	$195,316	$253,135	$135,829	$213,497	$90,255
Interest expense	39,366	43,775	54,333	56,628	57,516
Income tax expense (benefit)	1,699	5,784	(1,292)	2,306	470
Depreciation and amortization	178,374	192,322	180,855	155,035	143,991
EBITDA	$414,755	$495,016	$369,725	$427,466	$292,232

Corporate expense	42,037	33,642	44,688	37,806	38,178
Interest and other income	(14,501)	(10,559)	(10,930)	(8,685)	(16,340)
Gain on sale of properties less costs associated with sale of note receivable	(85,545)	(104,478)	—	(93,205)	—
Mezzanine loan discount amortization	—	—	—	(986)	(2,524)
Non-cash ground rent	1,842	1,890	1,943	1,820	1,305
Pro forma hotel level adjustments, (net) (1)	(6,835)	(13,014)	(4,164)	(8,077)	(1,082)
Hotel EBITDA (2)	$351,753	$402,497	$401,262	$356,139	$311,769
______________________

(1)
Pro forma to include the results of operations of certain hotels under previous ownership acquired during the periods presented and exclude the results of operations of any hotels sold or closed for renovations during the periods presented. Results for the hotels for periods prior to the Company’s ownership were provided by prior owners and have not been adjusted by the Company or audited by its auditors.

(2)	Represents the Company’s hotel EBITDA as reported in each respective year.

LASALLE HOTEL PROPERTIES
Historical Hotel Operational Data—Pro Forma
(in thousands)
(unaudited)

	For the year ended December 31,
	2017	2016	2015	2014	2013
Revenues:
Room	$771,710	$849,131	$840,557	$758,958	$666,633
Food and beverage	205,197	247,983	273,484	243,968	238,502
Other	85,174	89,756	83,355	71,314	62,662
Total hotel revenues	1,062,081	1,186,870	1,197,396	1,074,240	967,797

Expenses:
Room	210,086	222,506	214,072	194,026	170,405
Food and beverage	148,797	173,475	189,230	175,337	165,727
Other direct	9,981	16,096	17,139	22,672	21,961
General and administrative	76,624	84,769	100,291	85,294	76,636
Information and telecommunications systems (1)	16,016	17,145	—	—	—
Sales and marketing	72,320	81,900	82,996	67,712	63,298
Management fees	36,165	38,906	39,439	35,939	32,830
Property operations and maintenance	35,730	38,448	39,137	36,068	33,483
Energy and utilities	25,696	27,715	30,120	28,251	25,846
Property taxes	54,839	57,025	57,966	51,136	48,174
Other fixed expenses	24,074	26,388	25,744	21,666	17,668
Total hotel expenses	710,328	784,373	796,134	718,101	656,028

Hotel EBITDA (2)	$351,753	$402,497	$401,262	$356,139	$311,769

Hotel EBITDA Margin (3)	33.1%	33.9%	33.5%	33.2%	32.2%
______________________

(1)	Effective 2016, expense presented to conform with the new eleventh edition of the Uniform System of Accounts for the Lodging Industry. Prior periods not restated.

(2)
Represents the Company’s hotel EBITDA as reported in each respective year. Pro forma to include the results of operations of certain hotels under previous ownership acquired during the periods presented and exclude the results of operations of any hotels sold or closed for renovations during the periods presented. Results for the hotels for periods prior to the Company’s ownership were provided by prior owners and have not been adjusted by the Company or audited by its auditors.

(3)	Hotel EBITDA margin is calculated by dividing hotel EBITDA for the period by the total hotel revenues for the period.

Non-GAAP Financial Measures
EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.
The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of the Company’s hotels and effectiveness of the third-party management companies operating the Company’s business on a property-level basis.
EBITDA and hotel EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.

APPENDIX B:
PROPOSED BYLAW AMENDMENT
LASALLE HOTEL PROPERTIES
FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED BYLAWS

1.
The Fourth Amended and Restated Bylaws (the “Bylaws”) of LaSalle Hotel Properties, a Maryland real estate investment trust (the “Trust”), are hereby amended by deleting therefrom Article XIV in its entirety and inserting in lieu thereof a new Article XIV as follows:

ARTICLE XIV.
AMENDMENT OF BYLAWS
The Board of Trustees shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.
In addition, pursuant to a binding proposal that is submitted to the shareholders for approval at a duly called annual meeting or special meeting of shareholders by a shareholder or group of no more than 20 shareholders:
(a)each of which provides to the Secretary of the Trust a timely notice of such proposal which satisfies the notice procedures and all other relevant provisions of Section 2.03 or Section 2.13 of Article II of these Bylaws and is otherwise permitted by applicable law (the “Notice of Bylaw Amendment Proposal”);
(b)that Owned at least three percent or more of the Common Shares outstanding from time to time continuously for at least three years as of both (i) the date the Notice of Bylaw Amendment Proposal is delivered to the Secretary of the Trust in accordance with Section 2.03 or Section 2.13 of Article II of these Bylaws and (ii) the close of business on the record date for determining the shareholders entitled to vote at the relevant annual meeting or special meeting of shareholders; and
(c)that continuously Owns such Common Shares through the date of such annual meeting or special meeting of shareholders (and any postponement or adjournment thereof), the shareholders shall have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws, except that the shareholders shall not have the power to alter or repeal Article XII or this Article XIV or adopt any provision of these Bylaws inconsistent with Article XII or this Article XIV without the approval of the Board of Trustees.
As used in this Article XIV, the term “Owned” shall have the meaning given thereto in Section 2.14(b) of Article II of these Bylaws, except that any reference to an “Eligible Shareholder” or to the “Notice of Proxy Access Nomination” in the definition of “Owned” shall be deemed to be a reference to the applicable shareholder or group of shareholders or to the Notice of Bylaw Amendment Proposal referred to in this Article XIV.

2.	Except as set forth herein, the Bylaws shall remain in full force and effect.

Effective Date: ______________, 2018

B-1

LASALLE HOTEL PROPERTIES
7550 Wisconsin Avenue
10th Floor
BETHESDA, MD 20814
ATTN: KENNETH D SHOOP

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Trustees

Nominees

01 Michael D. Barnello
02 Denise M. Coll
03 Jeffrey T. Foland
04 Darryl Hartley-Leonard
05 Jeffrey L. Martin
06 Stuart L. Scott
07 Donald A. Washburn

The Board of Trustees recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

LASALLE HOTEL PROPERTIES
Annual Meeting of Shareholders
May 2, 2018 9:00 AM
This proxy is solicited by the Board of Trustees

The shareholder(s) hereby appoint(s) Michael D. Barnello and Kenneth G, Fuller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LASALLE HOTEL PROPERTIES that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 09:00 AM, EDT on 5/2/2018, at the Sofitel Washington, DC Lafayette Square, 806 15th Street NW, Washington, DC 20005, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations.

Continued and to be signed on reverse side